                               CREDIT AGREEMENT


                                    BETWEEN


                           FIRST SECURITY BANK, N.A.


                                      AND


                               JORE CORPORATION



                                     DATED

                                AUGUST 19, 1999

                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS...........................................................................................1

ARTICLE 2 - LOANS AND TERMS OF PAYMENT............................................................................9
         2.1      REVOLVING LINE OF CREDIT........................................................................9
                  2.1.1   MANNER OF REQUESTING....................................................................9
         2.2      INTEREST ON THE REVOLVING LINE OF CREDIT.......................................................10
         2.3      REVOLVING NOTE.................................................................................11
         2.4      REPAYMENT OF REVOLVING LINE OF CREDIT..........................................................11
                  2.4.1   METHOD OF PAYMENT......................................................................11
                  2.4.2   LATE CHARGES AND DEFAULT INTEREST......................................................12
                  2.4.3   PREPAYMENTS............................................................................12
         2.5      COMMITMENT FEE.................................................................................12
         2.6      DOCUMENTATION FEE..............................................................................12
         2.7      USE OF PROCEEDS OF REVOLVING LINE OF CREDIT....................................................12
         2.8      ADDITIONAL INTEREST RATE PROVISIONS............................................................13
         2.9      LIBOR LOAN EXTENSIONS AND CONVERSIONS..........................................................14
         2.10     FUNDING LOSS INDEMNIFICATION...................................................................14
         2.11     TAXES ON PAYMENTS..............................................................................14

ARTICLE 3 - SECURITY INTEREST....................................................................................15
         3.1      GRANT OF SECURITY INTEREST.....................................................................15
         3.2      FINANCING STATEMENTS...........................................................................15

ARTICLE 4 - CONDITIONS PRECEDENT.................................................................................16
         4.1      INITIAL ADVANCE................................................................................16
                  4.1.1   REVOLVING NOTE.........................................................................16
                  4.1.2   SECURITY AGREEMENTS....................................................................16
                  4.1.3   GUARANTY...............................................................................16
                  4.1.4   EVIDENCE OF INSURANCE..................................................................16
                  4.1.5   OPINION OF COUNSEL FOR BORROWER AND JB TOOL............................................16
                  4.1.6   EVIDENCE OF ALL CORPORATE ACTION BY BORROWER AND JB TOOL...............................16
                  4.1.7   CERTIFICATES OF EXISTENCE FOR BORROWER AND JB TOOL.....................................17
                  4.1.8   ARTICLES OF INCORPORATION AND BYLAWS OF BORROWER.......................................17
                  4.1.9   ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT OF JB TOOL............................17
                  4.1.10  CERTIFICATES OF ASSUMED BUSINESS NAME..................................................17
                  4.1.11  LETTER TO ACCOUNTANTS..................................................................17
                  4.1.12  PUBLIC RECORD SEARCHES.................................................................17
                  4.1.13  EVIDENCE OF TERMINATION OF LIENS.......................................................18


                                     - 2 -

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                  4.1.14  PAYMENT OF DOCUMENTATION FEE...........................................................18
                  4.1.15  ADDITIONAL DOCUMENTS...................................................................18
         4.2      ALL ADVANCES...................................................................................18
         4.3      MORTGAGEE CONDITIONS PRECEDENT. ...............................................................18
                  4.3.1   MORTGAGE...............................................................................19
                  4.3.2   TITLE INSURANCE POLICY.................................................................19

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.......................................................................19
         5.1      INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION............................................19
         5.2      CORPORATE POWER AND AUTHORITY..................................................................19
         5.3      LEGALLY ENFORCEABLE AGREEMENT..................................................................20
         5.4      OTHER AGREEMENTS...............................................................................20
         5.5      NO LITIGATION..................................................................................20
         5.6      NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS.................................................20
         5.7      FINANCIAL STATEMENTS...........................................................................20
         5.8      EMPLOYEE BENEFITS..............................................................................21
         5.9      LABOR DISPUTES AND CASUALTIES..................................................................21
         5.10     OPERATION OF BUSINESS..........................................................................21
         5.11     ENVIRONMENTAL MATTERS..........................................................................21
         5.12     OWNERSHIP AND LIENS............................................................................22
         5.13     TAXES..........................................................................................22
         5.14     INVESTMENT COMPANY ACT.........................................................................22
         5.15     ACCURACY OF REPRESENTATIONS....................................................................22
         5.16     YEAR 2000 COMPLIANCE...........................................................................23
         5.17     PERFECTION OF SECURITY INTEREST................................................................23
         5.18     CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS...........................................23

ARTICLE 6 - AFFIRMATIVE COVENANTS................................................................................23
         6.1      MAINTENANCE OF EXISTENCE.......................................................................24
         6.2      MAINTENANCE OF RECORDS.........................................................................24
         6.3      MAINTENANCE OF PROPERTIES......................................................................24
         6.4      CONDUCT OF BUSINESS............................................................................24
         6.5      MAINTENANCE OF INSURANCE.......................................................................24
         6.6      COMPLIANCE WITH LAWS...........................................................................25
         6.7      RIGHT OF INSPECTION............................................................................25
         6.8      ACCOUNTING.....................................................................................25
         6.9      REIMBURSEMENT OF BANK EXPENSES.................................................................25
         6.10     LOCATION OF CHIEF EXECUTIVE OFFICE.............................................................25
         6.11     REPORTING REQUIREMENTS.........................................................................26
                  6.11.1  MONTHLY FINANCIAL STATEMENTS...........................................................26
                  6.11.2  ANNUAL FINANCIAL STATEMENTS............................................................26


                                     - 3 -


                  6.11.3   BORROWING BASE CERTIFICATE............................................................26
                  6.11.4   MANAGEMENT LETTERS....................................................................26
                  6.11.5   NOTICE OF LITIGATION..................................................................26
                  6.11.6   NOTICE OF DEFAULTS AND EVENTS OF DEFAULT..............................................26
                  6.11.7   ERISA REPORTS.........................................................................26
                  6.11.8   COMPLIANCE CERTIFICATE................................................................27
                  6.11.9   ANNUAL FORECASTS......................................................................27
                  6.11.10  GENERAL INFORMATION...................................................................27
         6.12     ENVIRONMENT....................................................................................27
         6.13     BANK ACCOUNTS..................................................................................28
         6.14     YEAR 2000 COMPLIANCE...........................................................................28

ARTICLE 7 - NEGATIVE COVENANTS...................................................................................28
         7.1      CHANGE OF NAME.................................................................................28
         7.2      MERGERS........................................................................................28
         7.3      DEBT...........................................................................................28
         7.4      DIVIDENDS......................................................................................29
         7.5      SALE OF ASSETS.................................................................................29
         7.6      INVESTMENTS....................................................................................29
         7.7      GUARANTIES.....................................................................................30
         7.8      SUSPENSION OF BUSINESS.........................................................................30
         7.9      LIENS..........................................................................................30
         7.10     PENSION PLANS..................................................................................30
         7.11     CHANGE IN MANAGEMENT...........................................................................30

ARTICLE 8 - FINANCIAL COVENANTS..................................................................................30
         8.1      CAPITAL EXPENDITURE............................................................................31
         8.2      CURRENT RATIO..................................................................................31
         8.3      LEVERAGE RATIO.................................................................................31
         8.4      EBITDA COVERAGE RATIO..........................................................................31

ARTICLE 9 - EVENTS OF DEFAULT....................................................................................32

ARTICLE 10 - BANK'S RIGHTS AND REMEDIES..........................................................................34
         10.1     SPECIFIC REMEDIES..............................................................................34
         10.2     SET OFF........................................................................................35
         10.3     NO LIMITATION ON REMEDIES......................................................................35
         10.4     BANK EXPENSES..................................................................................35

ARTICLE 11 - WAIVERS.............................................................................................35
         11.1     APPLICATION OF PAYMENTS........................................................................35


                                     - 4 -


         11.2     DEMAND AND NOTICES.............................................................................36

ARTICLE 12 - NOTICES.............................................................................................36

ARTICLE 13 - DESTRUCTION OF BORROWER'S DOCUMENTS.................................................................37

ARTICLE 14 - CHOICE OF LAW AND VENUE.............................................................................37

ARTICLE 15 - GENERAL PROVISIONS..................................................................................37
         15.1     EFFECTIVE DATE.................................................................................37
         15.2     AMENDMENTS.....................................................................................37
         15.3     NO WAIVER......................................................................................38
         15.4     SUCCESSORS AND ASSIGNS.........................................................................38
         15.5     PARTICIPATIONS.................................................................................38
         15.6     HEADINGS.......................................................................................39
         15.7     CONSTRUCTION...................................................................................39
         15.8     SEVERABILITY...................................................................................39
         15.9     INTEGRATION....................................................................................39
         15.10    INDEMNITY......................................................................................39
         15.11    NONLIABILITY OF BANK...........................................................................40
         15.12    COUNTERPARTS...................................................................................40


                          EXHIBITS TO LOAN AGREEMENT


EXHIBIT NO.                EXHIBIT DESCRIPTION
-----------                -------------------
1.9                        FORM OF BORROWING BASE CERTIFICATE
1.26                       FORM OF JB TOOL SECURITY AGREEMENT
1.37                       PERMITTED LIENS
1.43                       DESCRIPTION OF THE REAL PROPERTY
1.46                       FORM OF REVOLVING NOTE
1.47                       FORM OF SECURITY AGREEMENT
2.1.1                      AUTHORIZED PERSONS
2.1.1.2                    LIBOR LOAN REQUEST FORM
4.1.3                      FORM OF GUARANTY
4.1.5                      FORM OF OPINION OF COUNSEL FOR BORROWER AND GUARANTORS
4.1.11                     FORM OF LETTER TO ACCOUNTANTS
5.5                        LITIGATION


                                     - 5 -


7.10                       EMPLOYEE BENEFIT PLANS


                               CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT is entered into as of August 19, 1999, between FIRST SECURITY BANK, N.A. ("Bank") and JORE CORPORATION, a Montana corporation ("Borrower").

                  The parties agree as follows:

                                   AGREEMENT

                            ARTICLE 1 - DEFINITIONS

                  As used in this Agreement, the following terms shall have the following definitions:

                  1.1 "ACCOUNT" means a trade account, account receivable, or other right to payment for goods sold or leased or for services rendered (whether or not it has been earned by performance) owing to Borrower.

                  1.2 "ACCOUNT DEBTOR" means the person or entity obligated on an Account.

                  1.3 "ADJUSTED LIBOR INTEREST RATE" means the rate per annum equal to the quotient of (i) the London Interbank Offered Rate divided by (ii) one (1) minus the Eurocurrency Reserve Requirement for the applicable Interest Period, rounded upward, if necessary, to the nearest one-sixteenth of one percent. "Eurocurrency Reserve Requirement" means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained by Bank during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time, against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against
(1) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR Interest Rate for LIBOR Loans is to be determined; or
(2) any category of extension of credit or other assets that include LIBOR
Loans.

                  1.4 "AGREEMENT" means this Credit Agreement, as amended, supplemented, or modified from time to time.


CREDIT AGREEMENT - 7

                  1.5 "BANK" means First Security Bank, N.A., its successors and assigns.

                  1.6 "BANK EXPENSES" means all costs and expenses incurred by Bank in connection with the preparation, negotiation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, extension, renewal or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Bank, incurred in connection with advising Bank as to its rights and responsibilities hereunder and structuring, drafting, reviewing, amending, or otherwise involving the Loan Documents (not to exceed $_________ through the initial closing of this Agreement), and all costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

                  1.7 "BORROWER" means Jore Corporation, a Montana corporation.

                  1.8 "BORROWING BASE" means the amount of the Standard Borrowing Base, except that upon satisfaction of the Mortgagee Conditions Precedent in Section 4.3, the amount of the Borrowing Base shall be temporarily increased by Eight Million Eighty-one Thousand Six Hundred Eighty-six Dollars ($8,081,686) until February 1, 2000, when the amount of the Borrowing Base shall be the amount of the Standard Borrowing Base.

                  1.9 "BORROWING BASE CERTIFICATE" means the certificate that Borrower is to deliver to Bank twice each month setting forth information with respect to the Borrowing Base, executed and certified as accurate by an authorized officer of Borrower. The certificate shall be in substantially the form attached as EXHIBIT 1.9 or such other form as Borrower and Bank may agree upon in writing.

                  1.10 "BUSINESS DAY" means a day other than Saturday or Sunday and a day on which commercial banks are required to be open for business in Boise, Idaho, under the laws of the state of Idaho, and, if the applicable day relates to a LIBOR Loan, Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank market and banks are open for business in London.

                  1.11 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

                  1.12 "COLLATERAL" means and includes, without limitation, all property and assets granted as collateral security for an Obligation, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel

CREDIT AGREEMENT - 8
trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The Collateral includes, without limitation, all of Borrower's now owned or hereafter acquired Accounts, Inventory, chattel paper, equipment, patents, trademarks, and general intangibles.

                  1.13 "COMMITMENT AMOUNT" means Twenty Five Million Dollars ($25,000,000).

                  1.14 "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 414(b) or 414(c) of the Code.

                  1.15 "DOLLAR" and the symbol "$" means lawful money of the United States of America.

                  1.16 "ELIGIBLE ACCOUNT" means an Account, excluding the following:

                  a.       Accounts that remain uncollected more than ninety
                           (90) days from the invoice date ("Delinquent
                           Accounts");

                  b. Accounts due from an Account Debtor that has suffered a business failure or the termination of its existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the property of such Account Debtor;

                  c. Accounts due from an Account Debtor affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee;

                  d. Accounts with respect to which payment is or may be conditional;

                  e. Accounts due from an Account Debtor who is not a resident or citizen of, located in, or subject to service of process in, the United States of America, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Bank or such Accounts are otherwise approved by Bank in writing at Bank's sole discretion;

                  f. Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional;

                  g. Accounts due from an Account Debtor that is any national, federal or state government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where such Account Debtor has agreed to make payment directly to the Bank;


CREDIT AGREEMENT - 9

                  h. Accounts commonly known as "bill and hold" or similar arrangement;

                  i. Accounts due from an Account Debtor as to which twenty-five percent (25%) or more of the aggregate dollar amount of all outstanding accounts owing from such Account Debtor are Delinquent Accounts;

                  j. That portion of Accounts due from an Account Debtor (other than Sears or Home Depot) that is in excess of fifty percent of Borrower's aggregate dollar amount of all outstanding accounts;

                  k. Accounts as to which Borrower is or may become liable to the Account Debtor for any reason, except if the amount of the Accounts exceeds the known amount of Borrower's liability to the Account Debtor, then the amount of the excess shall be an Eligible Account;

                  l. Accounts that are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender;

                  m. Accounts that are supported or represented by chattel paper or an instrument, unless such instrument or chattel paper is endorsed and actually delivered to Bank and Bank shall have specifically agreed to include the current payment due under the instrument or chattel paper as an Eligible Account;

                  n. Accounts with respect to which the Account Debtor is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and

                  o.       Accounts for which the Account Debtor is JB Tool.

                  1.17 "ELIGIBLE INVENTORY" means Inventory held by Borrower or JB Tool for sale or lease in the ordinary course of Borrower's or JB Tool's business that is:

                  a.       new and unused finished goods ready for sale;

                  b. Inventory in which Bank has a first, perfected security interest;

                  c. not subject to a security interest, lien, or other encumbrance in favor of any other person;

                  d.       of good and merchantable quality free from defects;

                  e. not owned by Borrower or JB Tool for more than 180 days;

                  f.       acceptable to Bank in its reasonable sole discretion;
                           and

                  g. if stored with a bailee, warehouseman or similar party, such party has issued and delivered to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name.


CREDIT AGREEMENT - 10

                  1.18 "ENVIRONMENTAL LAWS" shall include, but shall not be limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601, ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sections 6901, ET SEQ.; the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101, ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, ET SEQ.; and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations and ordinances, whether currently in existence or hereafter enacted, that govern, to the extent applicable to Borrower's businesses, properties and assets: (a) the existence, cleanup and/or remedy of contamination on property; (b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of Hazardous Substances into the environment; (d) the control of Hazardous Substances; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances.

                  1.19 "ERISA" means the Employment Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, including any regulations issued in connection therewith.

                  1.20 "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Article 9 of this Agreement.

                  1.21 "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination consistently applied. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                  1.22 "HAZARDOUS SUBSTANCE" means (a) any oil, petroleum products, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to Borrower's owned or leased real property or to persons on or about such real property or (ii) cause Borrower's owned or leased real property to be in violation of any Environmental Laws; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "waste," "hazardous substances," "hazardous wastes," "hazardous


CREDIT AGREEMENT - 11
materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws;
(d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of Borrower's owned or leased real property or the owners and/or occupants of property adjacent to or surrounding such real property or any other person coming upon such real property or adjacent property; and (e) any other chemical, materials or substance that may or could pose a hazard to the environment and are or become subject to regulation by any Environmental Laws.

                  1.23 "INTEREST PERIOD" means with respect to any LIBOR Loan, the period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to this Agreement, on the numerically corresponding day in the first, second, or third, calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

                  1.24 "INVENTORY" means all of Borrower's and JB Tool's raw materials, work in process, packaging, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower or JB Tool now has or hereafter acquires any right, whether held by Borrower or JB Tool or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes Inventory temporarily out of Borrower's or JB Tool's custody or possession and all returns on Accounts.

                  1.25 "JB TOOL" means JB Tool, LLC, a Montana limited liability company.

                  1.26 "JB TOOL SECURITY AGREEMENT" means the security agreement in the form attached as EXHIBIT 1.26 to be executed by JB Tool and delivered to Bank by the Borrower under the terms of this Agreement.

                  1.27 "LIBOR LOAN" means any loan under this Agreement bearing interest at a rate based upon Adjusted LIBOR Interest Rate.

                  1.28 "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional


CREDIT AGREEMENT - 12
sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  1.29 "LOAN" means a loan under the Revolving Line of Credit.

                  1.30 "LOAN DOCUMENTS" means collectively this Agreement, any note executed by Borrower to the order of Bank and any other agreements or documents, whether now or hereafter existing, executed or delivered in connection with this Agreement or any amendment thereto, and any amendments, supplements, modifications, renewals, extensions, or refundings of any of the foregoing documents.

                  1.31 "LONDON INTERBANK OFFERED RATE" means for any Interest Period for a LIBOR Loan the lowest rate per annum quoted by Barclays, Tokyo/Mitsubishi, Banker's Trust, and National Westminster at approximately 11:00 a.m. London time appearing on the Reuters LIBOR page screen two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits for a period and an amount comparable to the Interest Period and principal amount of the LIBOR Loan that shall be made by Bank and outstanding during the Interest Period.

                  1.32 "MATURITY DATE" means July 31, 2001, or such other date as Bank and Borrower may agree upon in writing from time to time.

                  1.33 "MORTGAGE" means the Mortgage to be delivered to Bank by the Borrower under the terms of Section 4.3 of this Agreement.

                  1.34     "MULTIEMPLOYER PLAN" means a Plan described in
Section 4001(a)(3) of ERISA.

                  1.35 "OBLIGATIONS" means any and all loans, lines of credit, advances, debts, overdrafts, liabilities, indebtedness, lease payments, guaranties, covenants, and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by the Loan Documents or any other instrument or agreement between Bank and Borrower), any debt, liability, or obligation owing by Borrower to others that Bank may have obtained by assignment or otherwise, any interest not paid when due, all Bank Expenses, and all renewals, extensions, and modifications of the foregoing, or any part thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

                  1.36 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


CREDIT AGREEMENT - 13

                  1.37 "PERMITTED LIENS" means: (i) Liens (if any) granted to Bank to secure the Obligations, (ii) Liens described on
EXHIBIT 1.37 attached hereto, (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs, (iv) Liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen, and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, or that is being contested by Borrower in good faith and for which adequate reserves have been provided, (v) Liens for taxes, assessments, and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (vi) Liens arising from good faith deposits in connection with tenders, leases, real estate bids, or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs duties, or other similar charges,
(vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, or
(viii) purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement or a capital lease, provided that (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business and the Lien on any such property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof; (b) the obligation secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower, (c) each such Lien shall attach only to the property so acquired, (d) the debt secured by all such Liens shall not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding in the aggregate, and (e) the debt secured by such Lien is permitted by the provisions of Section 7.3, and the related expenditure is permitted under
Section 8.1.

                  1.38 "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  1.39 "PLAN" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.


CREDIT AGREEMENT - 14

                  1.40 "PRIME LOAN" means any loan under this Agreement bearing interest at a rate based upon the Prime Rate.

                  1.41 "PRIME RATE" means the Bank's announced rate of interest referred to as its prime rate used as a reference point from which the cost of credit to customers may be calculated. The Prime Rate is subject to change from time to time. The Prime Rate is not intended to be the lowest rate of interest charge by the Bank to its borrowers, and Bank may make loans to other Persons bearing interest at, above, or below the Prime Rate.

                  1.42 "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

                  1.43 "REAL PROPERTY" means the real property in Lake County, Montana, more particularly described in the attached EXHIBIT 1.43.

                  1.44 "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

                  1.45 "REVOLVING LINE OF CREDIT" means Bank's commitment to make loans to Borrower from time to time in accordance with Section 2.1 of this Agreement.

                  1.46 "REVOLVING NOTE" means the promissory note evidencing the Revolving Line of Credit in the stated principal amount of the Commitment Amount executed by Borrower substantially in the form attached as
EXHIBIT 1.46.

                  1.47 "SECURITY AGREEMENT" means the Security Agreement in the form attached as EXHIBIT 1.47 to be delivered to Bank by the Borrower under the terms of this Agreement.

                  1.48 "STANDARD BORROWING BASE" means the sum of eighty-five percent (85%) of the aggregate amount of Eligible Accounts plus the lesser of (i) sixty-five percent (65%) of the aggregate amount of Eligible Inventory, or (ii) the amount of Eligible Inventory equal to sixty-five percent (65%) of the total Borrowing Base.

                  1.49 "SUBORDINATED DEBT" means indebtedness and liabilities of Borrower that have been subordinated to the Obligations by written agreement in form and substance acceptable to Bank.

                    ARTICLE 2 - LOANS AND TERMS OF PAYMENT


CREDIT AGREEMENT - 15

                  2.1      REVOLVING LINE OF CREDIT.

                  Upon the request of Borrower, made at any time and from time to time from the date hereof until the Maturity Date, and so long as no Event of Default has occurred, Bank shall make loans to Borrower in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Borrowing Base and (ii) the Commitment Amount. Subject to the terms of this Agreement, loans made by Bank may be repaid and reborrowed, up to and including the Maturity Date. If at any time and for any reason the amount of advances made pursuant to this Section exceed the above dollar limitation, then Borrower, upon Bank's election and demand, shall immediately pay to Bank in cash the amount of such excess.

                           2.1.1    MANNER OF REQUESTING.

                                    2.1.1.1  PRIME LOANS.

                                    Bank is authorized to make Revolving Line
of Credit Prime Loans upon written or, at the discretion of Bank, telephonic instructions received from any person purporting to be a person identified on
EXHIBIT 2.1.1.1 attached hereto or such other persons as Borrower may from time to time designate in writing to Bank. If no Event of Default has occurred and is continuing, Bank shall make the Prime Loans to Borrower by crediting the amount thereof to the Borrower's account with Bank. Bank, at its sole and absolute discretion, and subject to the terms hereof, may make Prime Loans to Borrower in an amount equal to the amount of any overdraft that may from time to time exist with respect to any bank account that Borrower may now or hereafter have with Bank. The existence of such overdraft shall be deemed to be a request by Borrower for any such Prime Loan.

                                    2.1.1.2  LIBOR LOANS.

                                    For any Revolving Line of Credit Loan
that is to be a LIBOR Loan, the Borrower shall request such a Loan by delivering a LIBOR Loan Request to Bank no later than 11:00 a.m. (Boise, Idaho time) at least two (2) Business days prior to the requested date of the Loan. A LIBOR Loan Request shall specify (a) the date of the requested Loan,
(b) the amount of such Loan, and (c) the requested duration of the Interest Period for the Loan, and shall be in substantially the form of the attached
EXHIBIT 2.1.1.2 executed by any person purporting to be a person identified in Exhibit 2.1.1.1 or such other persons as Borrower may from time to time designate in writing to Bank. If Bank determines that the requested Loan is available and will comply with this Agreement, and if no Event of Default has occurred and is continuing, Bank shall make the LIBOR Loan to Borrower by crediting the amount thereof to the Borrower's account with Bank.


CREDIT AGREEMENT - 16

                                    2.1.1.3  MINIMUM LIBOR LOAN REQUIREMENTS.

                                    Each LIBOR Loan shall be in a minimum
amount of One Million Dollars ($1,000,000). No part of the Revolving Line of Credit shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Maturity Date. No more than six (6) LIBOR Loans shall be outstanding at one time.

                  2.2      INTEREST ON THE REVOLVING LINE OF CREDIT.

                  Each Loan shall be a Prime Loan or a LIBOR Loan, as selected by Borrower in accordance with the terms of this Agreement.

                           2.2.1    That portion of the Revolving Line of
Credit that is a Prime Loan shall bear interest at a fluctuating per annum rate equal to the Prime Rate increased by the applicable Prime Margin set forth below. Agent's Prime Rate may change from time to time, and the interest payable will continue to fluctuate at the rate as stated herein. Any changes to the Prime Rate shall become effective without prior notice to Borrower on the date on which the Prime Rate changes.

                           2.2.2    That portion of the Revolving Line of
Credit that is a LIBOR Loan shall bear interest at a fluctuating per annum rate equal to the Adjusted LIBOR Interest Rate for the applicable Interest Period, as quotes are available, increased by the applicable LIBOR Margin set forth below. Any changes to the LIBOR Margin shall not apply to LIBOR Loans outstanding or requested on the date the LIBOR Margin is adjusted.

                           2.2.3    The actual interest to be charged on the
Revolving Line of Credit shall be calculated daily on the outstanding balance for the actual number of days elapsed on the basis of a year consisting of 360 days for LIBOR Loans and 365/366 days for Prime Loans. Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate(s) shall be charged shall be determined from the Bank's records, which shall at all times be conclusive, absent manifest error.

                           2.2.4    The Prime Margin shall be one percent
(1%) per annum and the LIBOR Margin shall be three percent (3%) per annum until Borrower closes an initial public offering of its stock with net proceeds of at least Twenty Five Million Dollars ($25,000,000) received by Borrower in immediately available funds. After close of such initial public offering, the Prime Margin shall be reduced to one-half percent (0.5%) per annum and the LIBOR Margin shall be reduced to two and one-half percent (2.5%) per annum. Notwithstanding the preceding provisions of this subsection, that portion of the outstanding principle balance of the Revolving


CREDIT AGREEMENT - 17

Line of Credit that exceeds the amount of the Standard Borrowing Base shall bear interest at a fluctuating per annum rate that is one percent (1%) per annum greater than the otherwise applicable rate.

                  2.3      REVOLVING NOTE.

                  The Borrower's obligation to repay the Revolving Line of Credit shall be evidenced by the Revolving Note executed by the Borrower and dated the date of this Agreement.

                  2.4      REPAYMENT OF REVOLVING LINE OF CREDIT.

                  Interest accrued on that portion of the outstanding principal balance of the Revolving Line of Credit that is a Prime Loan shall be paid on or before the tenth day of each month in an amount equal to the interest accrued as of the last day of the immediately preceding month. Interest accrued on that portion of the outstanding principal balance of the Revolving Line of Credit that is a LIBOR Loan shall be paid on the last day of the Interest Period with respect thereto. All outstanding principal and accrued interest of the Revolving Line of Credit shall be paid in full on the Maturity Date.

                                    2.4.1    METHOD OF PAYMENT.

                                    All payments on the Revolving Line of
Credit shall be made to Bank at its Corporate Banking Division office in Boise, Idaho in Dollars and in immediately available funds. No checks, drafts, or other instruments received by Bank purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until such instruments have actually been collected. All payments received after 11:00 a.m. Boise, Idaho time shall be considered to have been received the next Business Day. In case the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due the next succeeding Business Day, and interest shall continue to accrue. Borrower requests and authorizes Bank to pay all amounts due to Bank under the Loan Documents by debiting deposit amounts maintained by Borrower with Bank. Borrower shall maintain sufficient collected balances in its demand deposit account with Bank in order that each payment will be available when due under the Loan Documents. Bank may note the date, amount and interest rate (and Interest Period with respect to LIBOR Loans) of each Loan and each payment of principal and interest with respect hereto in Bank's books and records (either manually or by electronic entry), which notation shall be conclusive evidence of the information noted, absent manifest error. Borrower shall hold all proceeds of collections on Borrower's Accounts and of any other Collateral in trust for Bank and such proceeds shall be deposited into a depository account with Bank, either through a lockbox or electronically (ACH/wire transfer), and all such collected


CREDIT AGREEMENT - 18
funds from such proceeds in the account shall be applied to the outstanding principal balance of the Revolving Line of Credit on a daily basis, subject to the prepayment restriction on LIBOR Loans.

                                    2.4.2    LATE CHARGES AND DEFAULT INTEREST.

                                    If Bank has not received the full amount
of any payment by the end of fifteen (15) calender days after the date due, including the balance due at maturity, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment of principal and interest. Borrower shall pay the late charge promptly, but only once on each late payment. In addition to any late charges that may be assessed as herein provided, the outstanding balance of the Revolving Line of Credit after the occurrence of an Event of Default shall accrue interest from the date of the Event of Default at the rate equal to four (4) percentage points per annum in excess of the interest rate that would otherwise be charged if no Event of Default existed. If Bank shall waive in writing or Borrower shall cure such Event of Default, the interest rate shall revert to the non-default rate from and after such waiver or completion of such cure, until another such Event of Default.

                                    2.4.3    PREPAYMENTS.

                                    The Borrower may prepay any or all of the
Revolving Line of Credit that is a Prime Loan without penalty or premium. A LIBOR Loan may be prepaid in whole or in part only on the last day of the Interest Period for such Loan, unless Borrower pays to Bank the prepayment funding loss indemnification pursuant to subsection 2.8.

                  2.5      COMMITMENT FEE.

                  The Borrower shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment Amount from the date of this Agreement until the Maturity Date at the per annum rate of one quarter percent (0.25%), payable in arrears on the first Business Day of each fiscal quarter during the term of such Bank's Commitment and on the Maturity Date, commencing October 1, 1999, and ending on the Maturity Date. The commitment fee shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365 days.

                  2.6      DOCUMENTATION FEE.

                  Borrower shall pay Bank a documentation fee for the Revolving Line of Credit in the amount of Five Hundred Dollars ($500). The documentation fee shall be paid on the date of this Agreement and shall represent an unconditional payment to Bank in consideration of Bank's


CREDIT AGREEMENT - 19
agreement to extend financial accommodations to Borrower pursuant to this Agreement.

                  2.7      USE OF PROCEEDS OF REVOLVING LINE OF CREDIT.

                  The proceeds of the Revolving Line of Credit shall be used by the Borrower for working capital. The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates, or is inconsistent with, Regulation X of such Board of Governors.

                  2.8      ADDITIONAL INTEREST RATE PROVISIONS.

                           2.8.1    If Bank shall have determined (which
determination shall be conclusive and binding) that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Interest Rate for any or all Interest Periods, Bank shall give notice of such determination to the Borrower. If such notice is given, and until such notice has been withdrawn by Bank, no additional LIBOR Loans for such Interest Periods shall be made and no additional conversions of Loans to LIBOR Loans for such Interest Periods shall be permitted, and at the end of the Interest Period relating to any outstanding LIBOR Loans such Loans shall become Prime Loans.

                           2.8.2    Notwithstanding any other provisions
herein, if any law, treaty, rule or regulation, or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement, the obligation of Bank hereunder to make LIBOR Loans shall forthwith be canceled, and, if required, each LIBOR Loan then outstanding shall immediately become a Prime Loan.

                           2.8.3    In the event that any adoption or
modification of any law, treaty, rule, or regulation, or determination of a court or other governmental authority, or that any change in the interpretation or application thereof, which adoption, modification or change becomes effective after the date hereof, or in the event that compliance by Bank with and request or directive issued after the date hereof (whether or not having the force of law) from any governmental authority:

                                    (A)      does or shall subject Bank or
any of its foreign offices to any tax of any kind whatsoever with respect to the Loan Documents, or changes the basis of taxation of payments to Bank of principal, interest, fees, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or


CREDIT AGREEMENT - 20

                                    (B)      does or shall impose, modify, or
hold applicable any reserve, special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by any office of Bank (other than to the extent previously taken into account in determining the Prime Rate or statutory reserves); or

                                    (C)      does or shall impose on Bank any
other condition; and the result of any of the foregoing is to increase the cost to Bank of making, renewing, or maintaining the loans hereunder, or to reduce any amount receivable thereunder or under any of the Loan Documents; then, in any such case, the Borrower shall promptly pay to Bank, upon demand, such amount or amounts as may be necessary to compensate Bank for any additional cost or reduced amount received. Bank shall deliver to the Borrower a written statement of the losses or expenses sustained or incurred, and any reasonable allocation made by Bank of such losses and expenses shall be conclusive, absent manifest error. Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Closing Date, which event will entitle Bank to compensation under this Section.

                  2.9      LIBOR LOAN EXTENSIONS AND CONVERSIONS.

                  So long as no Event of Default has occurred and is continuing and subject to the terms and conditions hereof, the Borrower may extend a LIBOR Loan beyond its current Interest Period by giving Bank a LIBOR Loan Request for the extension. The Borrower may also convert any Prime Loan into a LIBOR Loan by giving Bank a LIBOR Loan Request for the conversion. Unless Bank receives notice of a proposed extension or conversion as and when required hereunder, then at the end of an Interest Period for a LIBOR Loan such Loan shall automatically convert to a Prime Loan.

                  2.10     FUNDING LOSS INDEMNIFICATION.

                  The Borrower shall indemnify and hold Bank free and harmless from any loss or expense (including without limitation any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Loan) that Bank may incur as a result of (i) the Borrower's failure to make a borrowing, conversion, or extension with respect to a LIBOR Loan after making a request therefor; (ii) a prepayment (whether optional or mandatory) of a LIBOR Loan prior to the expiration of a related Interest Period, and (iii) the conversion of a LIBOR Loan as a result of any of the events indicated in paragraph 2.7.2. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to:


CREDIT AGREEMENT - 21

                           (i)      The interest that would have been
received from the Borrower on the amounts during the Interest Period (or remaining portion thereof in question) had the Borrower not prepaid, repaid, or failed to borrow, convert, or extend, such funds, as the case may be, minus

                           (ii)     The return that Bank could have obtained
had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert, or extend as the case may be, and such funds had remained on deposit until the end of the applicable Interest period.

                  2.11     TAXES ON PAYMENTS.

                  All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or Bank as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Agent or such Bank, excluding a connection arising solely from Agent or such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the other Loan Documents). If any Taxes are required to be withheld from any amounts payable to Agent or any Bank or Issuing Bank under any Loan Document, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents.

                         ARTICLE 3 - SECURITY INTEREST

                  3.1      GRANT OF SECURITY INTEREST.

                  Borrower grants to Bank a continuing security interest in the Collateral, including all proceeds and products thereof, in order to secure prompt repayment of the Obligations and prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents. Bank's security interest in the Collateral shall be further evidenced by the Security Agreement and such other security documents as Bank may at any time require.

                  3.2      FINANCING STATEMENTS.


CREDIT AGREEMENT - 22

                  The Borrower shall from time to time, at the expense of Borrower, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by any Loan Document or to enable Bank to exercise and enforce its rights and remedies under any Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Bank may request, in order to perfect and preserve the pledge assignment, and security interest granted or purported to be granted by any Loan Document. Borrower irrevocably makes, constitutes, and appoints Bank (and any of Bank's officers, employees, or agents designated by Bank) as Borrower's true and lawful attorney with power, upon Borrower's failure or refusal to comply with their undertakings contained in this paragraph, to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue Bank's perfected security interest in the Collateral.


                        ARTICLE 4 - CONDITIONS PRECEDENT

                  4.1      INITIAL ADVANCE.

                  The obligation of Bank to make the initial Loan to the Borrower under this Agreement is subject to the conditions precedent that Bank shall have received on or before the day of such loan each of the following, in form and substance satisfactory to Bank and its legal counsel:

                           4.1.1    REVOLVING NOTE.

                           The Revolving Note executed by the Borrower.

                           4.1.2    SECURITY AGREEMENTS.

                           The Security Agreement executed by Borrower and the
JB Tool Security Agreement executed by JB Tool, together with all UCC-1 financing statements desirable in the opinion of Bank to perfect the security interest created by these security agreements.

                           4.1.3    GUARANTY.

                           A guaranty of the Obligations in substantially the
form of EXHIBIT 4.1.3 executed by Guarantor and secured by the JB Tool Security Agreement.


CREDIT AGREEMENT - 23

                           4.1.4    EVIDENCE OF INSURANCE.

                           Evidence of the insurance Borrower and JB Tool must
maintain in accordance with the Loan Documents.

                           4.1.5    OPINION OF COUNSEL FOR BORROWER AND JB TOOL.

                           A favorable opinion of counsel for Borrower and JB
Tool, in substantially the form of EXHIBIT 4.1.5 and as to such other matters as Bank may reasonably request.

                           4.1.6 EVIDENCE OF ALL CORPORATE ACTION BY BORROWER AND JB TOOL.

                           Certified copies of all corporate action taken by
each of Borrower and JB Tool authorizing its execution and delivery of the Loan Documents and each other document to be delivered pursuant to this Agreement and its performance of its agreements thereunder.

                           4.1.7    CERTIFICATES OF EXISTENCE FOR BORROWER AND
JB TOOL.

                           Certificates of existence or good standing dated a
reasonable date before the effective date of this Agreement showing that each of the Borrower and JB Tool is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

                           4.1.8    ARTICLES OF INCORPORATION AND BYLAWS OF
BORROWER.

                           Copies of the articles of incorporation and bylaws of
Borrower certified by an officer of Borrower to be true and correct.

                           4.1.9    ARTICLES OF ORGANIZATION AND OPERATING
AGREEMENT OF JB TOOL.

                           Copies of the articles of Organization and operating
agreement of JB Tool certified by a member of JB Tool to be true and correct.

                           4.1.10   CERTIFICATES OF ASSUMED BUSINESS NAME.

                           Copies of all certificates of assumed business name,
if any, filed by Borrower.

                           4.1.11   LETTER TO ACCOUNTANTS.


CREDIT AGREEMENT - 24

                           A letter in the form of EXHIBIT 4.1.11 to Borrower's
outside auditors (which letter Borrower shall also deliver to any subsequent outside auditors hired by Borrower, all of which shall be independent certified public accountants acceptable to Bank): (1) instructing such auditors to send to Bank copies of all financial statements (whether preliminary or final) and reports that are prepared as a result of any audit or other review of Borrower's operations, finances, or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors, or misstatements or fraud; (2) instructing such auditors to, upon Bank's request, meet with Bank to discuss said financial statements and any questions regarding same; and (3) advising such auditors that one of the principal purposes of the audited financial statements which they may be asked to prepare is to provide Bank with information regarding Borrower's financial condition.

                           4.1.12   PUBLIC RECORD SEARCHES.

                           Uniform Commercial Code financing statement searches,
federal and state income tax lien searches, judgment searches, or other similar searches on Borrower and JB Tool and any other Persons that Bank may require and in such form as Bank may require.

                           4.1.13   EVIDENCE OF TERMINATION OF LIENS.

                           Evidence that all Liens against the Collateral other
than Permitted Liens have been satisfied or otherwise terminated.

                           4.1.14   PAYMENT OF DOCUMENTATION FEE.

                           Payment of the documentation fee as required by
Section 2.6 of this Agreement.

                           4.1.15   ADDITIONAL DOCUMENTS.

                           Such additional approvals, opinions, or documents as
Bank may reasonably request.

                  4.2      ALL ADVANCES.

                  The obligation of Bank to make each Loan under this Agreement shall be subject to the following conditions precedent:

                           4.2.1    The following statements shall be true on
the date of each loan,


CREDIT AGREEMENT - 25
and, if requested by Bank, Borrower shall have delivered to Bank a certificate signed by a duly authorized officer of the Borrower, certifying to Bank the truth of the following statements:

                                    (a)      The representations and warranties
contained in this Agreement and in the Loan Documents are correct on and as of the date of such loan as though made on and as of such date.

                                    (b)      No Event of Default has occurred
and is continuing, or would result from such loan.

                           4.2.2    Bank shall have received such other
approvals, opinions, or documents as Bank may reasonably request.

                  4.3      MORTGAGEE CONDITIONS PRECEDENT.

                  The Borrowing Base shall not be temporarily increased in accordance with section 1.8 until Bank shall have received each of the following, in form and substance satisfactory to Bank and its legal counsel:

                           4.3.1    MORTGAGE.

                           A mortgage executed by Borrower and recorded in the
official records of Lake County, Montana, granting Bank a first priority lien against the Real Property.

                           4.3.2    TITLE INSURANCE POLICY.

                           A loan policy of title insurance in the amount of
Eleven Million Five Hundred Forty-five Thousand Two Hundred Sixty-six Dollars ($11,545,266), insuring the validity and first priority lien of the mortgage against the Real Property, subject only to such exceptions as are acceptable to Bank and including such endorsements as required by Bank.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

                  In order to induce the Bank to enter into this Agreement and to make the loans as provided in this Agreement, the Borrower makes the following representations and warranties to the Bank, which shall survive execution of this Agreement:

                  5.1      INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION.

                  Borrower was incorporated under the Montana Business Corporation Act and


CREDIT AGREEMENT - 26
exists in good standing under the laws of the jurisdiction of its incorporation with power under the Montana Business Corporation Act to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Borrower is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required.

                  5.2      CORPORATE POWER AND AUTHORITY.

                  Borrower has authorized the execution and delivery of the Loan Documents and the performance of its agreements thereunder by all necessary corporate action under the Montana Business Corporation Act. The execution and delivery of the Loan Documents by Borrower and the performance of its obligations thereunder will not (1) require any consent or approval of the shareholders of Borrower that has not been obtained; (2) contravene Borrower's articles of incorporation or bylaws; (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (5) cause Borrower to violate any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or be in default under any such indenture, agreement, lease, or instrument.

                  5.3      LEGALLY ENFORCEABLE AGREEMENT.

                  This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                  5.4      OTHER AGREEMENTS.

                  No event has occurred and is continuing that constitutes or that, with the giving of notice or the lapse of time or both, could constitute, an event of default or a default under any agreement or guaranty to which the Borrower is a party, and no such event will occur upon the making of the loans hereunder.

                  5.5      NO LITIGATION.

                  Except as described in the attached Exhibit 5.5, there is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency, or


CREDIT AGREEMENT - 27
arbitrator, that may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.

                  5.6      NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS.

                  The Borrower has satisfied all judgments against it, and the Borrower is not in violation of any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  5.7      FINANCIAL STATEMENTS.

                  All financial statements and information relating to Borrower that have been delivered by Borrower to Bank are complete and correct and fairly present the financial condition of the Borrower as of the date of such statements and information and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements). There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank. There are no liabilities of Borrower, fixed or contingent, that are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the most recent of such financial statements submitted to Bank.

                  5.8      EMPLOYEE BENEFITS.

                  The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.


CREDIT AGREEMENT - 28

                  5.9      LABOR DISPUTES AND CASUALTIES.

                  Neither the businesses nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), materially and adversely affecting such businesses or properties or the operation of the Borrower.

                  5.10     OPERATION OF BUSINESS.

                  Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing. Borrower has filed, and will file in the future, with the appropriate governmental entities all assumed business name certificates necessary or required to conduct its businesses.

                  5.11     ENVIRONMENTAL MATTERS.

                  To the best of its knowledge, the Borrower has complied with, and its businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of the Environmental Laws and all other federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous
Substances; or (6) other environmental, health, or safety matters. Borrower has not received notice of, nor knows of, or suspects facts that might constitute any violations of an Environmental Law or any other federal, state, or local environmental, health, or safety laws, codes, or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage, or disposal system servicing the premises of any Hazardous Substances or from the premises; and accordingly, except for inventory of raw materials, supplies, work in progress, and finished goods that are to be used or sold in the ordinary course of business, the premises of Borrower is free of all such Hazardous Substances. To the best of Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or


CREDIT AGREEMENT - 29
improvements located thereon, surface water, groundwater or the sewer, septic system, or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous Substances; or (6) other environmental, health, or safety matters affecting the Borrower or its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Borrower has no indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any Hazardous Substances.

                  5.12     OWNERSHIP AND LIENS.

                  The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including, without limitation, the Collateral, and none of such properties and assets owned by the Borrower and none of its leasehold interests are subject to any Lien, except Permitted Liens.

                  5.13     TAXES.

                  The Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

                  5.14     INVESTMENT COMPANY ACT.

                  Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  5.15     ACCURACY OF REPRESENTATIONS.

                  No information, document, exhibit, or report furnished by Borrower to Bank in connection with the negotiation and execution of this Agreement contains any material misstatement of fact, or fails to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  5.16     YEAR 2000 COMPLIANCE.

                  Borrower has developed a detailed plan to ensure that Borrower, its affiliates, and all customers, suppliers and vendors that are material to the Borrower's business, become Year 2000 Compliant on or before October 1, 1999. The plan (a) effectively prioritizes


CREDIT AGREEMENT - 30
mission-critical systems, (b) has the involvement of executive management,
(c) includes assessment of key customer, supplier, and vendor Year 2000 compliance, (d) includes contingency planning to mitigate risk from Year 2000 business interruptions affecting key vendors, suppliers, or customers, and
(e) has been allocated adequate resources within Borrower's abilities. As used in this Agreement, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems used by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after January 1, 2000. Such date sensitive functions shall include, without limitation, (a) interpretation of years greater than 1999, (b) process date data from, into, and between dates before January 1, 2000, and dates on or after January 1, 2000, (c) recognizing numbers such as "99" as an actual date rather than indefinite or unknown information, (d) recognizing that the year 2000 is a leap year, and (e) transferring data between systems that used different methods to make the system Year 2000 Compliant.

                  5.17     PERFECTION OF SECURITY INTEREST.

                  The Security Agreement and the pledge of the Collateral pursuant thereto creates a valid and perfected first priority security interest in the Collateral (except for Permitted Liens), securing the payment of the obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken.

                  5.18     CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS.

                  Each warranty, representation, and covenant contained in this Agreement shall continue until the Agreement is terminated and all Obligations have been paid or satisfied in full and shall be conclusively presumed to have been relied upon by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations, and covenants set forth herein shall be cumulative and in addition to any and all other warranties, representations, and covenants that Borrower shall give or cause to be given to Bank, either now or hereafter.

                        ARTICLE 6 - AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

                  6.1      MAINTENANCE OF EXISTENCE.

                  Borrower shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in


CREDIT AGREEMENT - 31
each jurisdiction in which such qualification is required.

                  6.2      MAINTENANCE OF RECORDS.

                  Borrower shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

                  6.3      MAINTENANCE OF PROPERTIES.

                  Borrower shall maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  6.4      CONDUCT OF BUSINESS.

                  Borrower shall continue to engage in an efficient and economical manner in businesses of the same general type as conducted by it on the date of this Agreement.

                  6.5      MAINTENANCE OF INSURANCE.

                  Borrower shall, at its expense, maintain insurance with financially sound and reputable insurance companies or associations in such amounts, covering such risks, and in such form as shall be consistent with the industry practices and satisfactory to Bank. Without limiting the forgoing sentence, Borrower shall procure and maintain all risks insurance, including without limitation fire, theft, and liability coverage together with such other insurance as Bank may require with respect to the Collateral, in form, amounts coverages and basis consistent with industry practices and reasonably acceptable to Bank and issued by a company or companies reasonably acceptable to Bank. Borrower, upon request of Bank, shall deliver to Bank from time to time the policies or certificates of insurance in form satisfactory to Bank, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Bank and not including any disclaimer of the insurer's liability for failure to give such a notice. In connection with all policies covering the Collateral, Borrower shall provide Bank with such lender loss payable or other endorsements as Bank may require. If Borrower at any time fails to obtain or maintain any insurance required under the Loan Documents, Bank may, but shall not be obligated to, obtain such insurance as Bank deems appropriate, including if it so chooses, "single interest insurance" that will cover only Bank's interest in the Collateral.

                  6.6      COMPLIANCE WITH LAWS.


CREDIT AGREEMENT - 32

                  Borrower shall comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments or charges that are contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

                  6.7      RIGHT OF INSPECTION.

                  Borrower shall, at any reasonable time and from time to time, permit the Bank or any agent or representative thereof to inspect the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of its employees, officers, and directors and the Borrower's independent accountants. Without limiting the foregoing, at least once every year, and more often if Bank reasonably deems it necessary, Bank's auditors may audit and examine Borrower's books and records. Borrower shall reimburse Bank for no more than two auditors at the rate of Three Hundred Fifty Dollars ($350) per day for each auditor plus travel expenses.

                  6.8      ACCOUNTING.

                  Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP. Borrower shall not (i) modify or change its method of accounting without advising Bank of such change, or (ii) enter into, modify, or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without Borrower instructing said accounting firm and/or service bureau to provide to Bank information regarding the Collateral and Borrower's financial condition.

                  6.9      REIMBURSEMENT OF BANK EXPENSES.

                  Borrower shall promptly on demand reimburse Bank for sums expended by Bank that constitute Bank Expenses, and Borrower authorizes and approves all advances and payments by Bank for items constituting Bank Expenses. This provision shall survive termination of this Agreement.

                  6.10     LOCATION OF CHIEF EXECUTIVE OFFICE.

                  The chief executive office of Borrower is located at Ronan, Montana, and Borrower shall not relocate such chief executive office without thirty (30) days prior written


CREDIT AGREEMENT - 33
notice to Bank.

                  6.11     REPORTING REQUIREMENTS.

                           6.11.1   MONTHLY FINANCIAL STATEMENTS. Borrower shall
furnish to Bank as soon as available and in any event within thirty (30) days after the end of each month, balance sheets of the Borrower as of the end of such month, statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, statements of cash flows of the Borrower for the portion of the fiscal year ended with the last day of such month, and statements of inventory summary and accounts receivable aging, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the Borrower's chief financial officer (subject to year-end adjustments).

                           6.11.2   ANNUAL FINANCIAL STATEMENTS. Borrower shall
furnish to Bank within one hundred twenty (120) days after the end of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such fiscal year, and statements of income and retained earnings of the Borrower for such fiscal year, and statements of cash flows of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and audited by independent certified public accountants selected by the Borrower and acceptable to the Bank.

                           6.11.3   BORROWING BASE CERTIFICATE. Borrower shall
furnish to Bank a Borrowing Base Certificate within five (5) days of the first and fifteenth day of each month reporting as of the first and fifteenth day of each month, respectively.

                           6.11.4   MANAGEMENT LETTERS. Borrower shall furnish
to Bank promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

                           6.11.5   NOTICE OF LITIGATION. Borrower shall furnish
to Bank promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower that, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower.

                           6.11.6   NOTICE OF DEFAULTS AND EVENTS OF DEFAULT.
Borrower shall furnish


CREDIT AGREEMENT - 34
to Bank as soon as possible and in any event within five (5) Business Days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action that is proposed to be taken by the Borrower with respect thereto.

                           6.11.7   ERISA REPORTS. Borrower shall furnish to
Bank as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within ten (10) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within ten (10) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, a certificate of an authorized officer of the Borrower setting forth all relevant details and the action that the Borrower proposes to take with respect thereto.

                           6.11.8   COMPLIANCE CERTIFICATE. Borrower shall
furnish Bank with each monthly and year-end financial report a certificate of the chief executive officer or the chief financial officer or other officer approved by Bank in writing stating that he or she has individually reviewed the provisions of this Agreement and that review of the activities of Borrower during such monthly and yearly period, as the case may be, has been made by him or her or under his or her supervision, with a view to determining whether Borrower had fulfilled all its obligations under this Agreement, and that Borrower has observed and performed each undertaking contained in the loan documents and is not in default in the observance or performance of any of the provisions of the loan documents or, if Borrower shall be so in default, specifying all such defaults and events of which he or she may have knowledge.

                           6.11.9   ANNUAL FORECASTS. No later than fifteen (15)
days before the beginning of each fiscal year, Borrower shall furnish to Bank financial forecasts for the next three (3) fiscal years prepared by Borrower's management in form and substance acceptable to Bank.

                           6.11.10  GENERAL INFORMATION. Borrower shall furnish
to Bank such other information respecting the condition or operations, financial or otherwise, of the Borrower and JB Tool as the Bank may from time to time reasonably request.

                  6.12     ENVIRONMENT.

                  Borrower shall (i) be and remain in compliance with Environmental Laws and with the provisions of all other federal, state, and local environmental, health, and safety laws,


CREDIT AGREEMENT - 35
codes, and ordinances, and all rules and regulations issued thereunder;
(ii) notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or other party;
(iii) notify the Bank immediately of any hazardous discharge from or affecting its premises; (iv) immediately contain and remove the same, in compliance with all applicable laws; (v) promptly pay any fine or penalty assessed in connection therewith; (vi) permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and (vii) at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

                  6.13     BANK ACCOUNTS.

                  Borrower shall use Bank as Borrower's primary depository and transaction bank.

                  6.14     YEAR 2000 COMPLIANCE.

                  Borrower shall take all action that may be necessary or desirable, or that Bank may reasonably request, in order to ensure that the Borrower, its affiliates, and all customers, suppliers and vendors that are material to the Borrower's business, become Year 2000 Compliant on or before October 1, 1999. Such acts shall include, without limitation, (i) performing a comprehensive inventory, review and assessment of all of the Borrower's systems and adopting a detailed plan, with itemized budget and timetable, for the remediation, monitoring and testing of such systems, and (ii) making a detailed inquiry of all material customers, suppliers and vendors to ascertain whether such entities are aware of the need to be Year 2000 Compliant and are taking all appropriate steps to become Year 2000 Compliant on a timely basis. Borrower shall, promptly upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this section as Bank may from time to time reasonably require.

                         ARTICLE 7 - NEGATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

                  7.1      CHANGE OF NAME.

                  Borrower shall not, without Bank's prior written consent, change the Borrower's name, business structure, or identity, or add any new assumed business name.

                  7.2      MERGERS.


CREDIT AGREEMENT - 36

                  Borrower shall not, without Bank's prior written consent, which consent shall not be unreasonably withheld, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transactions or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person.

                  7.3      DEBT.

                  Without Bank's prior written consent, Borrower shall not incur, assume, or suffer to exist, any debt other than (i) the Obligations;
(ii) indebtedness and liabilities of Borrower that have been subordinated to the Obligations by written agreement in form and substance acceptable to Bank; (iii) accounts payable to trade creditors for goods or services that are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) that are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and (iv) debt of the Borrower secured by purchase-money liens that are Permitted Liens.

                  7.4      DIVIDENDS.

                  Without Bank's Prior written consent, Borrower shall not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; (3) may declare and deliver dividends or make distributions to Borrower's shareholders to permit the shareholders to pay federal and, as applicable, state and local income taxes then due and owing to the extent attributable to the shareholders' ownership of Borrower's stock.; and (4) may distribute up to $5,000,000 representing the cumulative Adjustment Accounts as defined by the Internal Revenue Service upon the closing of Borrower's initial public offering.

                  7.5      SALE OF ASSETS.


CREDIT AGREEMENT - 37

                  Without Bank's prior written consent, Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, receivables and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) assets with an aggregate value not in excess of $500,000 during any fiscal year.

                  7.6      INVESTMENTS.

                  Borrower shall not make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) investments made through Bank or one of its affiliates; and
(6) investments of a strategic nature with an aggregate investment value not in excess of $500,000 at any time.

                  7.7      GUARANTIES.

                  Without Bank's prior written consent, Borrower shall not assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or to otherwise assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  7.8      SUSPENSION OF BUSINESS.

                  Borrower shall not, without Bank's prior written consent, suspend or go out of business.

                  7.9      LIENS.

                  Without Bank's prior written consent, Borrower shall not create, incur, assume, or


CREDIT AGREEMENT - 38
suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

                  7.10     PENSION PLANS.

                  Borrower shall not, without the Bank's prior written consent, enter into, contribute to, or become a party to any Plan, other than those Plans listed in EXHIBIT 7.10.

                  7.11     CHANGE IN MANAGEMENT.

                  Borrower shall not materially and adversely alter its senior management without giving Bank written notice of such alteration at least sixty
(60) days prior to the date of such alteration in management.

                                          ARTICLE 8 - FINANCIAL COVENANTS

                  So long as any Obligation is outstanding or the Bank shall have any commitment under this Agreement, Borrower shall maintain the following financial covenants:

                  8.1      CAPITAL EXPENDITURES.

                  Borrower shall not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures made by Borrower would exceed Twenty-three Million Dollars ($23,000,000) during the fiscal year of Borrower ending December 31, 1999, and Fifteen Million Dollars ($15,000,000) during any fiscal year of Borrower thereafter.

                  8.2      CURRENT RATIO.

                  Borrower shall maintain a ratio of current assets to current liabilities of not less than 0.40 to 1.00 until Borrower closes an initial public offering of its stock with net proceeds of at least Twenty Five Million Dollars ($25,000,000) received by Borrower, and not less than 1.00 to 1.00 at all times thereafter, except that the ratio shall be not less than 0.95 to 1.00 during the period from the later of the closing of the initial public offering or February 29, 2000, through August 31, 2000.

                  8.3      LEVERAGE RATIO.

                  Borrower shall maintain a ratio of Borrower's total liabilities to Borrower's total stockholder equity of not greater than 13.0 to
1.0 at all times until Borrower closes an initial


CREDIT AGREEMENT - 39
public offering of its stock with net proceeds of at least Twenty Five Million Dollars ($25,000,000) received by Borrower, and 2.5 to 1.00 at all times thereafter.

                  8.4      EBITDA COVERAGE RATIO.

                  Borrower shall maintain, on a rolling four-quarters basis as measured at the end of each fiscal quarter of Borrower, a ratio of EBITDA to Debt Service of not less than 1.00 to 1.00 until Borrower closes an initial public offering of its stock with net proceeds of at least Twenty Five Million Dollars ($25,000,000) received by Borrower, and not less than 1.25 to 1.00 thereafter, except for the fiscal quarter ending September 30 of each year when the ratio shall be not less than 1.00 to 1.00.

                           8.4.1    "EBITDA" shall mean, for any period, as
applied to Borrower, the sum of Borrower's net income plus, to the extent deducted in computing net income, (a) interest expense, consisting of (i) the aggregate amount of all interest accrued during such period on Borrower's debt,
(ii) amortization of debt discount and expense during such period, and (iii) all fees and commissions payable with respect to any letters of credit during such period, (b) taxes, (c) depreciation, (d) amortization, and (e) other non-cash charges.

                           8.4.2    "Debt Service" shall mean, for any period,
as applied to Borrower, the sum of Borrower's scheduled and other payments of principal and interest on any Funded Debt and any payments with respect to any stock of Borrower and any taxes.

                           8.4.3    "Funded Debt" shall mean, as of the date of
determination as applied to Borrower, the sum of (i) all indebtedness of Borrower owing to third parties for money borrowed, including capitalized leases of Borrower having a final maturity of one (1) year or more from the date of creation (including that portion of the principal of such indebtedness due within one (1) year from the date of such determination), (ii) any indebtedness of the Borrower having a final maturity within one (1) year from such date which may be renewed or extended at the option of the Borrower for more than one (1) year from such date, and (iii) the outstanding balance of the Revolving Line of Credit, less the amount of Borrower's cash as of the date of determination.

                          ARTICLE 9 - EVENTS OF DEFAULT

                  If any of the following events shall occur (each an "Event of Default"), Bank may exercise any of its rights and remedies under Article 10:

                  9.1 The Borrower shall fail to pay the principal of, or interest on, the Revolving Note, or any Obligation within fifteen (15) days of when due and payable.


CREDIT AGREEMENT - 40

                  9.2 Any representation or warranty made or deemed made by Borrower in this Agreement, the Security Agreements, or other Loan Document or that is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made.

                  9.3 Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or other Loan Document, or Borrower shall be in default under any other agreement with Bank.

                  9.4 Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Revolving Note) of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  9.5 Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and that remains undismissed for a period of sixty (60) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

                  9.6 One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for


CREDIT AGREEMENT - 41
a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

                  9.7 The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the Security Agreement.

                  9.8 Any guaranty of the Obligations executed by JB Tool shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by JB Tool, or JB Tool shall deny it has any further liability under, or shall fail to perform its obligations under, the Guaranty, or the Guarantor, if a natural person, shall die.

                  9.9 Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability that in the aggregate may exceed One Hundred Thousand Dollars.

                  9.10 If any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's satisfaction that the Borrower has commenced and is diligently pursuing an investigation of the claim to be followed promptly by either: (i) a cure or correction of the event that constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, that relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the


CREDIT AGREEMENT - 42
injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance and amount to both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event that constitutes the basis for the claim.

                  9.11 Any material misrepresentation exists now or hereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director.

                  9.12 This Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement.

If any default, other than a payment default, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Bank demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Bank deems in Bank's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

                     ARTICLE 10 - BANK'S RIGHTS AND REMEDIES

                  10.1     SPECIFIC REMEDIES.

                  Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election and without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           10.1.1   Declare all Obligations, whether evidenced
by this Agreement or the Loan Documents, due and payable immediately.

                           10.1.2   Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Bank, but without affecting Bank's rights and security interest in the Collateral and without affecting the Obligations.

                  10.2     SET OFF.


CREDIT AGREEMENT - 43

                  Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Bank may have.

                  10.3     NO LIMITATION ON REMEDIES.

                  Bank's rights and remedies under this Agreement and the Loan Documents shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

                  10.4     BANK EXPENSES.

                  Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank, together with interest on such Bank Expenses at the rate on the Revolving Line of Credit from the date of expenditure until repaid.

                              ARTICLE 11 - WAIVERS

                  11.1     APPLICATION OF PAYMENTS.

                  Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Obligations, and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

                  11.2     DEMAND AND NOTICES.


CREDIT AGREEMENT - 44

                  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank for which Borrower may in any way be liable.

                              ARTICLE 12 - NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by either party relating to the Loan Documents shall be in writing and either personally served or sent by facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Borrower or to Bank as the case may be at the addresses set forth below:

                  If to Borrower:       Jore Corporation
                                        45000 Highway 93 South
                                        Ronan, Montana 59864
                                        Attention: Matthew Jore, President
                                        Fax:  406/676-4901

                  With a copy to:       David H. Bjornson
                                        Chief Financial Officer/General Counsel
                                        Jore Corporation
                                        45000 Highway 93 South
                                        Ronan, Montana 59864
                                        Fax:  406/676-4901

                  If to Bank:           First Security Bank, N.A.
                                        Post Office Box 7069
                                        Boise, Idaho  83730
                                        Attention:  Corporate Banking
                                        Fax:  208/393-2472

                  With a copy to:       Moffatt, Thomas, Barrett, Rock &
                                             Fields, Chartered
                                        101 S. Capitol Blvd., 10th Floor
                                        P.O. Box 829
                                        Boise, Idaho  83701-0829
                                        Attention:  David S. Jensen
                                        Fax:  208/385-5384


CREDIT AGREEMENT - 45

The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or three (3) Business Days after the deposit thereof in the mail.

                ARTICLE 13 - DESTRUCTION OF BORROWER'S DOCUMENTS

                  After notice to Borrower, any documents, schedules, invoices, or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank at any time six (6) months after they are delivered to or received by Bank, unless Borrower requests in writing the return of the said documents, schedules, invoices, or other papers and makes arrangements at Borrower's expense for their return.

                      ARTICLE 14 - CHOICE OF LAW AND VENUE

                  This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Agreement and the Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement or any Loan Document shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

                         ARTICLE 15 - GENERAL PROVISIONS

                  15.1     EFFECTIVE DATE.

                  This Agreement shall be binding and deemed effective as of the date first written above when executed by Borrower and accepted and executed by Bank.

                  15.2     AMENDMENTS.

                  No amendment, modification, termination, or waiver of any provision of any


CREDIT AGREEMENT - 46

Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  15.3     NO WAIVER.

                  No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

                  15.4     SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the Borrower and Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights under any Loan Document to which Borrower is a party without the prior written consent of Bank.

                  15.5     PARTICIPATIONS.

                  Bank may, at any time, sell to one or more banks, financial institutions or other Persons (each a "Participant") participating interests in the Loans or any other interest of Bank under the Loan Documents. In the event of any such sale by Bank, Bank's obligations to Borrower under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, Bank shall remain the holder of the Loans for all purposes under the Loan Documents, and Borrower shall continue to deal solely and directly with Bank in connection with the Bank's rights and obligations under the Loan Documents. If Obligations are due or unpaid, or shall have been declared or shall have become due or unpaid, upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as Bank under this Agreement.

                           15.5.1   The consent of Borrower shall not be
required for any sole of a participating interest in the Loan or any other interest of Bank under the Loan Documents.

                           15.5.2   Borrower authorizes Bank to disclose to any
actual or prospective Participant and/or assignee, any and all financial information in Bank's possession or known to


CREDIT AGREEMENT - 47

Bank concerning Borrower, its affiliates, and the Collateral that has been delivered to Bank by or on behalf of Borrower pursuant to the Loan Documents or in connection with Bank's credit evaluation of Borrower.

                           15.5.3   Notwithstanding any contrary provision of
this Section 15.5, Bank shall at all times be the lead lender (i.e., the sole party with whom Borrower needs to communicate) with respect to the Loans, and Borrower shall only be required to communicate with Bank. Each Participant that receives confidential information regarding Borrower or the Collateral must agree to use reasonable efforts to keep all information acquired by it in connection with the Loans or Loan Documents and relating to Borrower and/or the collateral confidential; provided, however, that such information may be distributed by any Participant (i) pursuant to a court order or a demand made by any governmental agency or authority, or otherwise in connection with litigation or as otherwise required by law, (ii) after the occurrence of an Event of Default, but only with respect to the Collateral,
(iii) to such person's consultants or professionals, as necessary, (iv) in connection with a sale or participation of such person's interest in the Loans, and (v) to regulators in connection with audits.

                  15.6     HEADINGS.

                  Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

                  15.7     CONSTRUCTION.

                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.8     SEVERABILITY.

                  Any provisions of any Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  15.9     INTEGRATION.


CREDIT AGREEMENT - 48

                  This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

                  15.10    INDEMNITY.

                  Borrower shall defend, indemnify, and hold Bank harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this provision) arising directly or indirectly from the activities of the Borrower, their predecessors in interest, or third parties with whom they have a contractual relationship, or arising directly or indirectly from the violation of any Environmental Law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

                  15.11    NONLIABILITY OF BANK.

                  Bank shall not be liable for any claims, demands, losses or damages made, claimed or suffered by Borrower, except such as may arise through or could be caused by Bank's gross negligence or willful misconduct. Bank shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort (excluding the Bank's gross negligence or willful misconduct), or any other wrong arising from the establishment, administration or collection of the Obligations.

                  15.12    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and delivered by facsimile transmission. Each counterpart when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, Borrower has executed this Agreement.

                                    Borrower:    JORE CORPORATION


                                                                             By
                                                                             Its


                  ACCEPTED AND EFFECTIVE as of the 19th day of August, 1999, in the state of Idaho.

CREDIT AGREEMENT - 49

                                    Bank:    FIRST SECURITY BANK, N.A.


                                                                              By
                                               Mary G. Monroe, Vice President


CREDIT AGREEMENT - 50

                                   EXHIBIT 1.9

                       FORM OF BORROWING BASE CERTIFICATE

              See attached.


EXHIBIT 1.9

                           BORROWING BASE CERTIFICATE
                                JORE CORPORATION

I.    CALCULATION OF ELIGIBLE ACCOUNTS AS OF _______________.

         Open Accounts:                                          _______

         Less Ineligible Accounts Reported in Schedule 1:        _______

         Total Eligible Accounts:                                _______

         85 Percent of Eligible Accounts:                                  _______

II.   CALCULATION OF ELIGIBLE INVENTORY AS OF _____________

         Total Inventory:                                        _______

         Less Ineligible Inventory:                              _______

         Total Eligible Inventory:                               _______

         65 Percent of Eligible Inventory:                                  _______

III.  BORROWING BASE TEMPORARY INCREASE UNTIL FEBRUARY 1, 2000:             $8,081,686

IV.   TOTAL BORROWING BASE (I + II + III):                                               ______

V.    LESS OUTSTANDING PRINCIPAL BALANCE UNDER REVOLVING LINE OF CREDIT:                 ______

VI.   TOTAL AVAILABILITY:                                                                ______

                                  CERTIFICATION

                  Pursuant to the Credit Agreement dated as of August 19, 1999, between Jore Corporation ("Borrower") and First Security Bank, N.A. ("Bank"), Borrower certifies to Bank that the information in this Borrowing Base Certificate is correct and accurate in all material respects, and that the principal amount outstanding under the Revolving Line of Credit under the Credit Agreement is not in excess of the Commitment Amount (as defined in the Credit


BORROWING BASE CERTIFICATE - 52

Agreement). Borrower represents and warrants to Bank that Bank has been granted a security interest in the above accounts and inventory and the Eligible Accounts and Eligible Inventory conform to the requirements therefor under the Credit Agreement. Borrower further represents and warrants to Bank, to the best of Borrower's knowledge, that Borrower is in compliance with the Credit Agreement and no Event of Default has occurred and is continuing thereunder.

        Dated:
              ------------------

                                 Jore Corporation

                                 By
                                   -----------------------------------------
                                      Name
                                          ----------------------------------
                                      Title
                                            --------------------------------


BORROWING BASE CERTIFICATE - 53

                    SCHEDULE 1 TO BORROWING BASE CERTIFICATE

Ineligible Accounts:

     90 days past due:
     Bankruptcy/Collection:
     Affiliated Parties:
     Conditional Payment:
     Foreign Accounts:
     Consignments:
     Government Accounts:
     Bill and Hold Arrangements:
     Account Debtors with over 25% Delinquent Accounts:
     Over 50% of Total Accounts:
     Accounts for which Borrower liable to Account Debtor:
     Encumbered Accounts:
     Chattel Paper or Instrument Accounts:
     Account Debtors in Unqualified States:

         Total Exclusions:


BORROWING BASE CERTIFICATE - 54

                                  EXHIBIT 1.26

                       FORM OF JB TOOL SECURITY AGREEMENT


                  See attached.


EXHIBIT 1.26

                               SECURITY AGREEMENT


                  This SECURITY AGREEMENT is made as of August 19, 1999, by JB TOOL, LLC, a Montana limited liability company (the "Grantor"), to FIRST SECURITY BANK, N.A., (the "Bank").

                                R E C I T A L S :

         A. Jore Corporation, a Montana limited liability company (the "Borrower") and the Bank have entered into a Credit Agreement dated as of August 19, 1999 (the "Credit Agreement").

         B. Pursuant to a Continuing and Unconditional Guaranty (the "Guaranty"), Grantor has guaranteed the payment to Bank of Borrower's obligations under the Credit Agreement.

         C. It is a condition precedent to the making of financial accommodations to Borrower by the Bank under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement.

                  NOW, THEREFORE, in order to induce the Bank to make the loans under the Credit Agreement, the Grantor agrees with the Bank as follows:

                  1. ASSIGNMENT AND GRANT OF SECURITY INTEREST. The Grantor hereby assigns and grants to the Bank a security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

                           1.1      All inventory in all of its forms, wherever
located, now or hereafter existing, including, but not limited to, (a) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (b) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee); and (c) goods which are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products, and documents being the "Inventory").


SECURITY AGREEMENT - 56

                           1.2      All accounts, contract rights, chattel
paper, instruments, deposit accounts, general intangibles, and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights, now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations being the "Receivables," and any and all such leases, security agreements, and other contracts being the "Related Contracts").

                           1.3      All proceeds of any and all of the foregoing
Collateral (including, without limitation, proceeds that constitute property of the types described in clauses 1.1-1.2 of this Section 1), and, to the extent not otherwise included, all (a) payments under insurance (whether or not the Bank is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (b) cash.

                           1.8      All records and data relating to any of the
foregoing Collateral, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media together with all of Grantor's right, title, and interest in and to all computer software required to use, create, maintain, and process any such records or data on electronic media.

                  2. SECURITY FOR OBLIGATIONS. The assignment and security interest granted by this Agreement is granted to secure the payment of all obligations of the Grantor now or hereafter existing under the Guaranty whether for principal, interest, fees, expenses, or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Grantor being the "Obligations"). In addition, the "Obligations" includes all other obligations, debts and liabilities, plus interest thereon, of Grantor, or any one or more of them, to Bank, as well as all claims by Bank against Grantor, or any one or more of them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Grantor to the Bank under the Credit Agreement but for the fact that they are unenforceable or not allowable owing to the existence of bankruptcy, reorganization, or similar proceedings involving the Grantor.


SECURITY AGREEMENT - 57

                  3. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (1) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (2) the exercise by the Bank of any rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and
(3) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to Bank as follows:

                           4.1      All of the Inventory is located at the
places specified in SCHEDULE 1 hereto. The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables and other Collateral, and the originals of all chattel paper that evidence Receivables, are located at its address specified in Section 16. None of the Receivables is evidenced by a promissory note or other instrument.

                           4.2      The Grantor is the legal and beneficial
owner of the Collateral free and clear of any lien except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Bank. The Grantor has no assumed business names.

                           4.3      The Grantor has exclusive possession and
control of the Equipment and Inventory.

                           4.4      This Agreement creates a valid security
interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest in a first priority position have been taken.

                           4.5      No consent of any other person or entity and
no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by the Grantor of the assignment and security interest granted hereby or for the execution and delivery of this Agreement and the performance by the Grantor of its obligations thereunder; (b) for


SECURITY AGREEMENT - 58
the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest); or (c) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally).

                           4.6      The Inventory produced by Grantor has been
produced by the Grantor in compliance with all requirements of the Fair Labor Standards Act.

                           4.7      All of the Accounts are and will be bona
fide existing obligations created by the sale and actual delivery of Inventory or other property, the rendition of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business.

                  5.       FURTHER ASSURANCES.

                           5.1      The Grantor shall from time to time, at the
expense of the Grantor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any assignment or security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (a) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables, each Related Contract, and, at the request of the Bank, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such document, chattel paper, Related Contract, or Collateral is subject to the assignment, and security interest granted hereby; (b) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Bank hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank; (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby; and (d) deliver to Bank any certificate of title now or hereafter existing on any of the Collateral and take all steps necessary for the title to recite the interest of Bank.

                           5.2      The Grantor authorizes the Bank to file one
or more financing or continuation statements, and amendments thereto, relating to all or any part


SECURITY AGREEMENT - 59
of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                           5.3      The Grantor will furnish to the Bank from
time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

                  6.       EQUIPMENT AND INVENTORY COVENANTS.

                           6.1      The Grantor shall keep the Inventory (other
than Inventory sold in the ordinary course of business) at the places therefor specified in SCHEDULE 1 or, upon 30 days' prior written notice to the Bank, at such other places in a jurisdiction where all action required by Section 5.l shall have been taken with respect to the Equipment and Inventory.

                           6.2      The Grantor shall pay promptly when due all
property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Inventory. In producing the Inventory, the Grantor shall comply with all requirements of the Fair Labor Standards Act.

                  7.       INSURANCE.

                           7.1      The Grantor shall, at its own expense,
maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Bank from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Bank and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $50,000 per occurrence) to be paid directly to the Bank. Each such policy shall in addition (a) name the Grantor and the Bank as insured parties thereunder (without any representation or warranty by or obligation upon the Bank) as their interests may appear; (b) contain the agreement by the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction, or breach of representation or warranty by the Grantor; (c) provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto; and (d) provide that at least thirty days' prior written notice of cancellation or of lapse shall be given to the Bank by the insurer.


SECURITY AGREEMENT - 60

The Grantor shall, if so requested by the Bank, deliver to the Bank original or duplicate policies of such insurance and, as often as the Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Bank, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5.1 and cause the insurers to acknowledge notice of such assignment.

                           7.2      Grantor shall promptly notify Bank of any
loss or damage to the Collateral. Bank may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Bank as part of the Collateral. If Bank consents to repair or replacement of the damaged or destroyed Collateral, Bank shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Bank does not consent to repair or replacement of the Collateral, Bank shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Grantor. Any proceeds that have not been disbursed within six (6) months after their receipt and that Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

                  8.       PLACE OF PERFECTION; RECORDS; COLLECTION OF
RECEIVABLES.

                           8.1      The Grantor shall keep its chief place of
business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4.1 or, upon 30 days' prior written notice to the Bank, at any other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Bank at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                           8.2      Except as otherwise provided in this
subsection, the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Bank's direction, shall take) such action as the Grantor or the Bank may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Bank shall have the right upon the occurrence and during the continuance of an Event of Default or an event that, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the


SECURITY AGREEMENT - 61
assignment of such Receivables to the Bank and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Bank and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle, or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Bank referred to in the proviso to the preceding sentence, (a) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Bank hereunder, shall be segregated from other funds of the Grantor, and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13.2, and (b) the Grantor shall not adjust, settle, or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  9. TRANSFERS AND OTHER LIENS. The Grantor shall not (a) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business, or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                  10. BANK APPOINTED ATTORNEY-IN-FACT. The Grantor irrevocably appoints the Bank the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument that the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 8), including, without limitation:

                           10.1     To obtain and adjust insurance required to
be paid to the Bank pursuant to the Section captioned "Insurance;"

                           10.2     To ask, demand, collect, sue for, recover,
compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                           10.3     To receive, endorse, and collect any drafts
or other instruments, documents, and chattel paper, in connection therewith; and


SECURITY AGREEMENT - 62

                           10.4     To file any claims or take any action or
institute any proceedings that the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral.

                  11. BANK MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Grantor under Subsection 14.2.

                  12. THE BANK'S DUTIES. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  13. REMEDIES. If any Event of Default shall have occurred and be continuing:

                           13.1     The Bank may exercise in respect of the
Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Idaho at that time (whether or not such code applies to the affected Collateral), and also may (a) require the Grantor to, and the Grantor agrees that it will at its expense and upon request of the Bank forthwith, assemble all or part of the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank that is reasonably convenient to both parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and


SECURITY AGREEMENT - 63
such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           13.2     Any cash held by the Bank as Collateral and
all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as Collateral for, and/or then or any time thereafter be applied (after payment of any amounts payable to the Bank pursuant to Section 14) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  14.      INDEMNITY AND EXPENSES.

                           14.1     The Grantor shall indemnify the Bank from
and against any and all claims, losses, and liabilities (including reasonable attorney fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the Bank's gross negligence or willful misconduct.

                           14.2     The Grantor shall upon demand pay to the
Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Bank may incur in connection with (a) the administration of this Agreement; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Bank hereunder; or (d) the failure by the Grantor to perform or observe any of the provisions hereof.

                  15. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  16. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party relating to this Agreement shall be in writing and either personally served or sent by facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Grantor or to Bank as the case may be at the addresses set forth below:


SECURITY AGREEMENT - 64

          If to Grantor:            JB Tool, LLC
                                    45000 Highway 93 South
                                    Ronan, Montana 59864
                                    Attention: Matthew Jore
                                    Fax: 406/676-4901

          With a copy to:           David H. Bjornson
                                    Chief Financial Officer/General Counsel
                                    Jore Corporation
                                    45000 Highway 93 South
                                    Fax:  406/676-4901

          If to Bank:               First Security Bank
                                    P.O. Box 7069
                                    Boise, Idaho 83709
                                    Attention: Corporate Banking
                                    Fax: 208/393-2472

          With a copy to:           Moffatt, Thomas, Barrett, Rock &
                                             Fields, Chartered
                                    101 S. Capitol Blvd., 10th Floor (83702)
                                    P.O. Box 829
                                    Boise, Idaho  83701-0829
                                    Attention: David S. Jensen
                                    Fax:  208/385-5384

The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or two (2) business days after the deposit thereof in the mail.

                  17. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER GUARANTY. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until the later of the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon the Grantor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Guaranty to any other person or entity, and such other


SECURITY AGREEMENT - 65
person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Bank will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  18. GOVERNING LAW. This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Agreement and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

                  21. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement.

                  22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Agreement.

                  IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed as of the date first written above.

                                        JB TOOL, LLC

                                                                           By


SECURITY AGREEMENT - 66

                                        William J. Powers, Managing Member

                                                                           By
                                        Jeffrey Swartwout, Managing Member



SECURITY AGREEMENT - 67

                                   SCHEDULE 1

                       LOCATION OF EQUIPMENT AND INVENTORY

         1.       45000 Highway 93 South
                  Ronan, Montana 59864

         2.       332 High Street
                  Edgerton, Wisconsin 53534


SECURITY AGREEMENT - 68

                                  EXHIBIT 1.37

                                 PERMITTED LIENS

SECURED PARTY                                          MONTANA FINANCING STATEMENT NO.
Hoogovens Aluminum Corp. USA                           517171
Charter Financial, Inc./Wentworth Capital              542862
International Software Finance Corp.                   544162
The CIT Group/Equipment Financing,                     545818
Inc.
NBD Equipment Finance, Inc.                            548102
NBD Equipment Finance, Inc.                            548103
KeyCorp Leasing                                        548891
KeyCorp Leasing                                        551169
KeyCorp Leasing                                        551175
KeyCorp Leasing                                        559959
KeyCorp Leasing                                        560504
KeyCorp Leasing                                        562689
KeyCorp Leasing                                        562690
KeyCorp Leasing                                        562691
KeyCorp Leasing                                        563296
Milacron Marketing Company                             563488
KeyCorp Leasing                                        565776
Big Sky Lift Truck, Inc.                               518910
Big Sky Lift Truck, Inc.                               537121
Big Sky Lift Truck, Inc.                               552351
Charter Financial, Inc./Wentworth Capital              537013
Charter Financial, Inc./Wentworth Capital              537014
Charter Financial, Inc./Wentworth Capital              537015
Charter Financial, Inc./Wentworth Capital              537016
Phoenixcor, Inc.                                       550894
International Software Finance Corp.                   554699
The CIT Group/Equipment Financing Inc.                 437927
Phoenixcor, Inc.                                       484156
Phoenixcor, Inc.                                       484157
Rogers Machinery Co.                                   488035
Phoenixcor, Inc.                                       535085

EXHIBIT 1.37 - 69

                                  EXHIBIT 1.43

                        DESCRIPTION OF THE REAL PROPERTY



Parcel 1:

The SE1/4SW1/4 of Section 12, Township 20 North, Range 20 West, P.M.M., Lake County, Montana.

Parcel 2:

A tract of land located in the NW1/4NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract A on Certificate of Survey No. 5509, on file in the office of the Clerk and Recorder of Lake County, Montana.

Parcel 3:

A tract of land located in the NE1/4NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract 1 on Certificate of Survey No. 5564, on file in the office of the Clerk and Recorder of Lake County, Montana.


EXHIBIT 1.43

                                  EXHIBIT 1.46

                             FORM OF REVOLVING NOTE

                  See attached.


EXHIBIT 1.46

                                 REVOLVING NOTE


BORROWER:                  JORE CORPORATION                   AUGUST 19, 1999
                                                                 BOISE, IDAHO
ADDRESS:                   45000 HIGHWAY 93 SOUTH
                           RONAN, MONTANA 59864

PRINCIPAL AMOUNT:          TWENTY FIVE MILLION DOLLARS ($25,000,000)

                  FOR VALUE RECEIVED, JORE CORPORATION, a Montana corporation ("Borrower"), promises to pay to the order of FIRST SECURITY BANK, N.A. ("Bank") the total principal amount outstanding on this note (the "Note") together with interest thereon as stated below, in lawful money of the United States of America.

                  This Note is executed pursuant to and is the Revolving Note referred to in that certain Credit Agreement, dated August 19, 1999, between Borrower and Bank (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Note shall have the same definitions as are ascribed to such terms in the Credit Agreement. This Note is governed by the provisions of the Credit Agreement.


         This Note is a revolving promissory note and evidences a revolving line of credit not to exceed the maximum principal amount stated above at any one time. The amount outstanding on this Note at any specific time shall be the total amount advanced by Bank less the amount of principal payments made from time to time, plus any interest due and payable.

         Borrower agrees that any and all advances made hereunder shall be for Borrower's benefit, whether or not said advances are deposited to Borrower's account. Advances may be made at the request of those persons so identified in the Credit Agreement and such persons are hereby authorized to request advances and to direct the disposition of any such advances in the manner provided in the Credit Agreement until written notice of revocation of this authority is received by Bank from Borrower.

         The outstanding unpaid balance of this Note shall bear interest at a fluctuating per annum rate as set forth in the Credit Agreement. This Note shall be repaid in the manner set forth in the Credit Agreement.

         This Note is secured by a Mortgage and by a Security Agreement covering


REVOLVING NOTE - 72
equipment, inventory, accounts, general intangibles and other collateral as provided therein and in the Credit Agreement.

         This Note is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Note. All disputes, controversies, or claims arising out of, or in connection with, this Note shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

         Except as expressly provided in the Credit Agreement, the makers, sureties, guarantors and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and consent that this Note or any payment due under this Note may be extended or renewed without demand or notice, and further consent to the release of any collateral or part thereof, with or without substitution.

                                            JORE CORPORATION


                                                                             By
                                                 Matthew Jore, President


REVOLVING NOTE - 73

                                  EXHIBIT 1.47

                           FORM OF SECURITY AGREEMENT


                  See attached.


EXHIBIT 1.47

                               SECURITY AGREEMENT


                  This SECURITY AGREEMENT is made as of August 19, 1999, by JORE CORPORATION, a Montana corporation (the "Borrower"), to FIRST SECURITY BANK, N.A., (the "Bank").

                                R E C I T A L S :

         A. The Borrower and the Bank have entered into a Credit Agreement dated as of August 19, 1999 (the "Credit Agreement").

         B. It is a condition precedent to the making of financial accommodations to Borrower by the Bank under the Credit Agreement that the Borrower shall have granted the security interest contemplated by this Agreement.

                  NOW, THEREFORE, in order to induce the Bank to make the loans under the Credit Agreement, the Borrower agrees with the Bank as follows:

                  1. ASSIGNMENT AND GRANT OF SECURITY INTEREST. The Borrower hereby assigns and grants to the Bank a security interest in all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

                           1.1      All equipment in all of its forms, wherever
located, now or hereafter existing, all fixtures, and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts, and accessions being the "Equipment"). The fixtures are and will be located on the real property described in the attached EXHIBIT A, and the Borrower is the record owner of such real property.

                           1.2      All inventory in all of its forms, wherever
located, now or hereafter existing, including, but not limited to, (a) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (b) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee); and (c) goods which are returned to or repossessed by the Borrower, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products, and documents being the "Inventory").


SECURITY AGREEMENT - 75

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                           1.3      All accounts, contract rights, chattel
paper, instruments, deposit accounts, general intangibles, and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights, now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations being the "Receivables," and any and all such leases, security agreements, and other contracts being the "Related Contracts").

                           1.4      All of the following (the "Agreement
Collateral"): Each of the agreements related to the operation of Borrower's Business and all of Borrower's right, title, and interest thereto as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements; (b) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements; (c) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements; and (d) the right of the Borrower to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

                           1.5      All of Borrower's membership interest in JB
Tool, LLC, a Montana limited liability company, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the membership interest (the "Membership Interest").

                           1.6      All trademarks, service marks, trademark and
service mark registrations, trademark and service mark registration applications, copyrights, patents, patent applications, and inventions, now or hereafter existing.

                           1.7      All proceeds of any and all of the foregoing
Collateral (including, without limitation, proceeds that constitute property of the types described in clauses l.1-1.6 of this Section 1), and, to the extent not otherwise included, all (a) payments under insurance (whether or not the Bank is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (b) cash.

                           1.8      All records and data relating to any of the
foregoing


SECURITY AGREEMENT - 76

Collateral, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media together with all of Borrower's right, title, and interest in and to all computer software required to use, create, maintain, and process any such records or data on electronic media.

                  2. SECURITY FOR OBLIGATIONS. The assignment and security interest granted by this Agreement is granted to secure the payment of all obligations of the Borrower now or hereafter existing under the Credit Agreement, whether for principal, interest, fees, expenses, or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement (all such obligations of the Borrower being the "Obligations"). In addition, the "Obligations" includes all other obligations, debts and liabilities, plus interest thereon, of Borrower, or any one or more of them, to Bank, as well as all claims by Bank against Borrower, or any one or more of them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as guarantor, surety, accommodation party or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Borrower to the Bank under the Credit Agreement but for the fact that they are unenforceable or not allowable owing to the existence of bankruptcy, reorganization, or similar proceedings involving the Borrower.

                  3. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (1) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (2) the exercise by the Bank of any rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and
(3) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Bank as follows:

                           4.1      All of the Equipment and Inventory are
located at the places specified in SCHEDULE62 hereto. The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables and other Collateral, and the originals of all chattel paper that evidence


SECURITY AGREEMENT - 77

Receivables, and the original copies of the Assigned Agreements, are located at its address specified in Section 18. None of the Receivables is evidenced by a promissory note or other instrument.

                           4.2      The Borrower is the legal and beneficial
owner of the Collateral free and clear of any lien except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Bank. The Borrower has no assumed business names.

                           4.3      The Borrower has exclusive possession and
control of the Equipment and Inventory.

                           4.4      The Assigned Agreements, have been
authorized, executed, and delivered by all parties thereto, have not been amended or otherwise modified except as permitted by Section 9, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their respective terms. There exists no default under any Assigned Agreement by any party thereto. Upon reasonable request of Bank from time to time, Borrower shall in good faith try to obtain a consent to the assignment of an Assigned Agreement to the Bank pursuant to this Agreement, executed and delivered by each party to the Assigned Agreement.

                           4.5      This Agreement creates a valid security
interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest in a first priority position have been taken.

                           4.6      No consent of any other person or entity and
no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by the Borrower of the assignment and security interest granted hereby or for the execution and delivery of this Agreement and the performance by the Borrower of its obligations thereunder; (b) for the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest); or (c) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally).

                           4.7      The Inventory produced by Borrower has been
produced by


SECURITY AGREEMENT - 78
the Borrower in compliance with all requirements of the Fair Labor Standards
Act.

                           4.8      All of the Accounts are and will be bona
fide existing obligations created by the sale and actual delivery of Inventory or other property, the rendition of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business.

                  5.       FURTHER ASSURANCES.

                           5.1      The Borrower shall from time to time, at
the expense of the Borrower, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any assignment or security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (a) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables, each Related Contract, each Assigned Agreement and, at the request of the Bank, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such document, chattel paper, Related Contract, Assigned Agreement, or Collateral is subject to the assignment, and security interest granted hereby; (b) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Bank hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank; (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby; and (d) deliver to Bank any certificate of title now or hereafter existing on any of the Collateral and take all steps necessary for the title to recite the interest of Bank.

                           5.2      The Borrower authorizes the Bank to file one
or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                           5.3      The Borrower will furnish to the Bank from
time to time statements and schedules further identifying and describing the Collateral and such other


SECURITY AGREEMENT - 79
reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

                           5.4      All certificates or instruments representing
or evidencing the Membership Interest, if any, shall be delivered to and held by or on behalf of the Bank and shall be suitable in form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to the Bank or any of its nominees any or all of the Membership Interest.

                  6.       EQUIPMENT AND INVENTORY COVENANTS.

                           6.1      The Borrower shall keep the Equipment and
Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in SCHEDULE 1 or, upon 30 days' prior written notice to the Bank, at such other places in a jurisdiction where all action required by
Section 5.l shall have been taken with respect to the Equipment and Inventory.

                           6.2      The Borrower shall cause the Equipment to
be maintained and preserved in good condition, repair, and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end. The Borrower shall promptly notify the Bank about any loss or damage to any of the Equipment.

                           6.3      The Borrower shall pay promptly when due all
property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Equipment and Inventory. In producing the Inventory, the Borrower shall comply with all requirements of the Fair Labor Standards Act.

                  7.       INSURANCE.

                           7.1      The Borrower shall, at its own expense,
maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Bank from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Bank and the


SECURITY AGREEMENT - 80

Borrower as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $50,000 per occurrence) to be paid directly to the Bank. Each such policy shall in addition (a) name the Borrower and the Bank as insured parties thereunder (without any representation or warranty by or obligation upon the Bank) as their interests may appear; (b) contain the agreement by the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction, or breach of representation or warranty by the Borrower; (c) provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto; and (d) provide that at least thirty days' prior written notice of cancellation or of lapse shall be given to the Bank by the insurer. The Borrower shall, if so requested by the Bank, deliver to the Bank original or duplicate policies of such insurance and, as often as the Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower shall, at the request of the Bank, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5.1 and cause the insurers to acknowledge notice of such assignment.

                           7.2      Borrower shall promptly notify Bank of
any loss or damage to the Collateral. Bank may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Bank as part of the Collateral. If Bank consents to repair or replacement of the damaged or destroyed Collateral, Bank shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Bank does not consent to repair or replacement of the Collateral, Bank shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Borrower. Any proceeds that have not been disbursed within six (6) months after their receipt and that Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

                  8.       PLACE OF PERFECTION; RECORDS; COLLECTION OF
RECEIVABLES.

                           8.1      The Borrower shall keep its chief place of
business and chief executive office and the office where it keeps its records concerning the Receivables, and the original copies of the Assigned Agreements and the originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4.1 or, upon 30 days' prior written notice to the Bank, at any other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Receivables. The Borrower will hold and preserve such records, Assigned Agreements, and chattel paper and will permit representatives of the Bank at any time during normal

SECURITY AGREEMENT - 81
business hours to inspect and make abstracts from such records and chattel paper.

                           8.2      Except as otherwise provided in this
subsection, the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Bank's direction, shall take) such action as the Borrower or the Bank may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Bank shall have the right upon the occurrence and during the continuance of an Event of Default or an event that, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Bank and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Bank and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle, or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Bank referred to in the proviso to the preceding sentence, (a) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Bank hereunder, shall be segregated from other funds of the Borrower, and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) released to the Borrower so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided by Section 15.2, and
(b) the Borrower shall not adjust, settle, or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  9.       AGREEMENT COLLATERAL COVENANTS.

                           9.1      The Borrower shall at its expense:

                                    (a)      Perform and observe all the terms
and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their respective terms, and take all such action to such end as may be from time to time reasonably requested by the Bank.

                                    (b)      Furnish to the Bank promptly upon
receipt thereof copies of all notices, requests, and other documents received by the Borrower under or


SECURITY AGREEMENT - 82
pursuant to the Assigned Agreements, and from time to time (i) furnish to the Bank such information and reports regarding the Assigned Agreements as the Bank may reasonably request and (ii) upon request of the Bank make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

                           9.2      The Borrower shall not, without the Bank's
written consent,

                                    (a)      Cancel or terminate any Assigned
Agreement or consent to or accept any cancellation or termination thereof;

                                    (b)      Amend or otherwise modify any
Assigned Agreement or give any consent, waiver, or approval thereunder;

                                    (c)      Waive any default under or breach
of any Assigned Agreement; or

                                    (d)      Take any other action in connection
with any Assigned Agreement that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Bank.

                  10. PAYMENTS UNDER THE ASSIGNED AGREEMENTS. The Borrower shall, upon Bank's written request from time to time, instruct each other party to each Assigned Agreement, that all payments due or to become due under or in connection with such Assigned Agreement shall be made directly to the Bank at its address set forth in the Section captioned "Notices."

                  11.      TRANSFERS AND OTHER LIENS. The Borrower shall not
(a) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business, or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                  12. BANK APPOINTED ATTORNEY-IN-FACT. The Borrower irrevocably appoints the Bank the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument that the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Borrower under Section 8), including, without limitation:


SECURITY AGREEMENT - 83

                           12.1     To obtain and adjust insurance required to
be paid to the Bank pursuant to the Section captioned "Insurance;"

                           12.2     To ask, demand, collect, sue for, recover,
compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                           12.3     To receive, endorse, and collect any drafts
or other instruments, documents, and chattel paper, in connection therewith; and

                           12.4     To file any claims or take any action or
institute any proceedings that the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Bank with respect to any of the Collateral.

                  13. BANK MAY PERFORM. If the Borrower fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Borrower under Subsection 16.2.

                  14. THE BANK'S DUTIES. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  15. REMEDIES. If any Event of Default shall have occurred and be continuing:

                           15.1     The Bank may exercise in respect of the
Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Idaho at that time (whether or not such code applies to the affected Collateral), and also may (a) require the Borrower to, and the Borrower agrees that it will at its expense and upon request of the Bank forthwith, assemble all or part of


SECURITY AGREEMENT - 84
the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank that is reasonably convenient to both parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           15.2     Any cash held by the Bank as Collateral and
all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as Collateral for, and/or then or any time thereafter be applied (after payment of any amounts payable to the Bank pursuant to Section 16) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                           15.3     The Bank may exercise any and all rights and
remedies of the Borrower under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

                           15.4     All payments received by the Borrower under
or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement).

                  16.      INDEMNITY AND EXPENSES.

                           16.1     The Borrower shall indemnify the Bank from
and against any and all claims, losses, and liabilities (including reasonable attorney fees) growing out


SECURITY AGREEMENT - 85
of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the Bank's gross negligence or willful misconduct.

                           16.2     The Borrower shall upon demand pay to the
Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Bank may incur in connection with (a) the administration of this Agreement; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Bank hereunder; or (d) the failure by the Borrower to perform or observe any of the provisions hereof.

                  17. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  18. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party relating to this Agreement shall be in writing and either personally served or sent by facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Borrower or to Bank as the case may be at the addresses set forth below:

          If to Borrower:           Jore Corporation
                                    45000 Highway 93 South
                                    Ronan, Montana 59864
                                    Attention: Matthew Jore, President
                                    Fax: 406/676-4901

          With a copy to:           David H. Bjornson
                                    Chief Financial Officer/General Counsel
                                    Jore Corporation
                                    45000 Highway 93 South
                                    Fax:  406/676-4901

          If to Bank:               First Security Bank
                                    P.O. Box 7069
                                    Boise, Idaho 83709
                                    Attention: Corporate Banking


SECURITY AGREEMENT - 86

                                     Fax: 208/393-2472

           With a copy to:           Moffatt, Thomas, Barrett, Rock &
                                              Fields, Chartered
                                     101 S. Capitol Blvd., 10th Floor (83702)
                                     P.O. Box 829
                                     Boise, Idaho  83701-0829
                                     Attention: David S. Jensen
                                     Fax:  208/385-5384

The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or two (2) business days after the deposit thereof in the mail.

                  19. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until the later of the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon the Borrower, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Bank will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  20. GOVERNING LAW. This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Agreement and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction


SECURITY AGREEMENT - 87
other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

                  21. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement.

                  22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed as of the date first written above.

                                                     JORE CORPORATION


                                                                             By
                                                                             Its

SECURITY AGREEMENT - 88

                                   SCHEDULE 1

                       LOCATION OF EQUIPMENT AND INVENTORY

         1.       45000 Highway 93 South
                  Ronan, Montana 59864

         2.       332 High Street
                  Edgerton, Wisconsin 53534

         3.       1420 E. Third Ave.
                  Post Falls, ID 83854-7580

         4.       333-C Dietz Ave.
                  DeKalb, Illinois 60115


SECURITY AGREEMENT - 89

                                    EXHIBIT A

       DESCRIPTION OF THE REAL PROPERTY ON WHICH THE FIXTURES ARE LOCATED


Parcel 1:

The SE1/4SW1/4 of Section 12, Township 20 North, Range 20 West, P.M.M., Lake CounTY, Montana.

Parcel 2:

A tract of land located in the NW1/4NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract A on Certificate of Survey No. 5509, on file in the office of the Clerk and Recorder of Lake County, Montana.

Parcel 3:

A tract of land located in the NE1/4NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract 1 on Certificate of Survey No. 5564, on file in the office of the Clerk and Recorder of Lake County, Montana.


SECURITY AGREEMENT - 90

                                  EXHIBIT 2.1.1

                               AUTHORIZED PERSONS


Bank shall make the Loans under the Revolving Line of Credit upon written or, at the discretion of Bank, telephonic instructions received from the following:

                  Matthew Jore
                  Michael Jore
                  David Bjornson
                  Kelly Grove


EXHIBIT 2.1.1

                                 EXHIBIT 2.1.1.2

                             LIBOR LOAN REQUEST FORM

                                     [DATE]




First Security Bank, N.A.
P.O. Box 7069
Boise, ID   83830

Attention:    Commercial Banking Division

Ladies & Gentlemen:

We refer to the Credit Agreement (the "Agreement"), dated August 19, 1999, between First Security Bank, N.A. ("Bank") and Jore Corporation ("Borrower"). Borrower requests that Bank make a LIBOR Loan pursuant to the Agreement and specifies as follows:

     1.  The date of the requested Loan is to be __________________________.

     2.  The amount of the requested Loan is to be $______________________.

     3.  The requested Interest Period for the Loan is ___________________.

Borrower certifies to Bank, as of the date of this letter, that the warranties and representations set forth in the Agreement and the other Loan Documents are true and correct, and that no Event of Default, as defined in the Agreement, has occurred and is continuing or would result from the requested Loan.

                                                     Very truly yours,

                                                     JORE CORPORATION


                                                                           By
                                                                           Title


EXHIBIT 2.1.1.2

                                  EXHIBIT 4.1.3

                  FORM OF CONTINUING AND UNCONDITIONAL GUARANTY


                  See attached.


EXHIBIT 4.1.3

CONTINUING AND UNCONDITIONAL GUARANTY - 94

                      CONTINUING AND UNCONDITIONAL GUARANTY


                  For good and valuable consideration, JB TOOL, LLC, a Montana limited liability company ("Guarantor") absolutely and unconditionally guarantees and promises to pay to FIRST SECURITY BANK, N.A. ("Bank") or its order, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of JORE CORPORATION, a Montana corporation (the "Borrower") to Bank on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

                  1. AMOUNT OF GUARANTY. The amount of this Guaranty is Unlimited.

                  2. DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

                  BANK.      The word "Bank" means First Security Bank, N.A.,
its successors and assigns.

                  BORROWER. The word "Borrower" means Jore Corporation, a Montana corporation.

                  GUARANTOR. The word "Guarantor" means JB Tool, LLC, a Montana limited liability company.

                  GUARANTY. The word "Guaranty" means this Guaranty made by Guarantor for the benefit of Bank.

                  INDEBTEDNESS. The word "Indebtedness" is used in its most comprehensive sense and means and includes any and all of Borrower's liabilities, obligations, debts, and indebtedness to Bank, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason

CONTINUING AND UNCONDITIONAL GUARANTY - 95 whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

                  RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

                  3. NATURE OF GUARANTY. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted.

                  4. DURATION OF GUARANTY. This Guaranty will take effect when received by Bank without the necessity of any acceptance by Bank, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Bank of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Bank of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Bank prior to receipt of Guarantor's written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor's revocation, are contemplated under this Guaranty and, specifically will not be considered to be new Indebtedness. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Bank from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty, and it is specifically acknowledged and agreed by


CONTINUING AND UNCONDITIONAL GUARANTY - 96

Guarantor that reductions in the amount of Indebtedness, even to zero dollars ($0.00), prior to written revocation of this Guaranty by Guarantor shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the guaranteed Indebtedness remains unpaid and even though the Indebtedness guaranteed may from time to time be zero dollars ($0.00).

                  5. GUARANTOR'S AUTHORIZATION TO BANK. Guarantor authorizes Bank, either before or after any revocation hereof, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Bank may choose; (e) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine;
(g) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.

                  6. GUARANTY ABSOLUTE. Guarantor guarantees that the payment of Indebtedness shall be paid strictly in accordance with the terms of the Related Documents regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or nonperfection of any collateral, for all or any of the Related Documents or Indebtedness; (b) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Related Document or Indebtedness; (c) without being limited by the foregoing, any lack of validity or enforceability of any Related Document or Indebtedness or any failure


CONTINUING AND UNCONDITIONAL GUARANTY - 97 to receive any governmental approval relating thereto; or (d) any other defense whatsoever that might constitute a defense available to, or discharge of, the Guarantor (including without limitation, the bankruptcy or reorganization of the Guarantor).

                  7. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower's request and not at the request of Bank; (c) Guarantor has full power, right and authority to enter into this Guaranty; (d) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor;
(e) Guarantor has not and will not, without the prior written consent of Bank, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (f) upon Bank's request, Guarantor will provide to Bank financial and credit information in form acceptable to Bank, and all such financial information which currently has been, and all future financial information which will be provided to Bank is and will be true and correct in all material respects and fairly present the financial condition of Guarantor as of the dates the financial information is provided; (g) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Bank and no event has occurred which may materially adversely affect Guarantor's financial condition; (h) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (i) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (j) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of its relationship with Borrower.

                  8.       GUARANTOR'S WAIVERS.

                           8.1      Except as prohibited by applicable law,
Guarantor waives any right to require Bank (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Bank, any surety,


CONTINUING AND UNCONDITIONAL GUARANTY - 98 endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations;
(c) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (d) to proceed directly against or exhaust any collateral held by Bank from Borrower, any other guarantor, or any other person; (e) to give notice of the terms, time, and place of any public or private sale of personal property security held by Bank from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (f) to pursue any other remedy within Bank's power; or (g) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

                           8.2      Guarantor also waives any and all rights
or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law which may prevent Bank from bringing any action, including a claim for deficiency, against Guarantor, before or after Bank's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Bank which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness;
(d) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (e) any statute of limitations, if at any time any action or suit brought by Bank against Guarantor is commenced there is outstanding Indebtedness of Borrower to Bank which is not barred by any applicable statute of limitations; or
(f) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Bank is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

                           8.3      Guarantor further waives and agrees not to
assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

                  9. GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is


CONTINUING AND UNCONDITIONAL GUARANTY - 99 made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

                  10. BANK'S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Bank by law, Bank shall have, with respect to Guarantor's obligations to Bank under this Guaranty and to the extent permitted by law, a contractual security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Bank all of Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Bank.

                  11. SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Bank, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Bank may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Bank and Guarantor shall be paid to Bank and shall be first applied by Bank to the Indebtedness of Borrower to Bank. Guarantor does hereby assign to Bank all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Bank full payment in legal tender of the Indebtedness. If Bank so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank. Guarantor agrees, and Bank hereby is authorized, in the name of Guarantor, from time to time to execute and file


CONTINUING AND UNCONDITIONAL GUARANTY - 100 financing statements and continuation statements and to execute such other documents and to take such other actions as Bank deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

                  12. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower, all as though the payment had not been made.

                  13.      SECURITY INTEREST.

                           13.1     GRANT OF SECURITY INTEREST. In order to
secure prompt repayment of the Indebtedness and prompt performance by Guarantor of each and all of its covenants and obligations under this Agreement and the Related Documents, Guarantor grants to Bank a continuing security interest in property and assets of Guarantor as further evidenced by a Security Agreement of even date and such other security documents as Bank may at any time require.

                           13.2     FINANCING STATEMENTS. The Guarantor shall
from time to time, at the expense of Guarantor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Security Agreement or other document or to enable Bank to exercise and enforce its rights and remedies with respect to any Collateral (as defined in the Security Agreement). Without limiting the generality of the foregoing, the Guarantor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Bank may request, in order to perfect and preserve the pledge assignment, and security interest granted or purported to be granted by the Security Agreement or other document. Guarantor hereby irrevocably makes, constitutes, and appoints Bank (and any of Bank's officers, employees, or agents designated by Bank) as Guarantor's true and lawful attorney with power, upon Guarantor's failure or refusal to comply with their undertakings contained in this paragraph, to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue Bank's perfected security interest in the Collateral.

                  14.      MISCELLANEOUS PROVISIONS.


CONTINUING AND UNCONDITIONAL GUARANTY - 101

                           14.1     AMENDMENTS. This Guaranty, together with any
Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

                           14.2     APPLICABLE LAW. This Guaranty is made in the
state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Guaranty and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Guaranty. All disputes, controversies, or claims arising out of, or in connection with this Guaranty shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

                           14.3     ATTORNEYS' FEES; EXPENSES. Guarantor
agrees to pay upon demand all of Bank's costs and expenses, including reasonable attorneys' fees and Bank's legal expenses, incurred in connection with the enforcement of this Guaranty. Bank may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Bank's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

                           14.4     NOTICES. Unless otherwise provided in this
Guaranty, all notices or demands by either party relating to this Guaranty shall be in writing and either personally served or sent by facsimile transmission, recognized overnight delivery service, or regular United States mail, postage prepaid, to Borrower or to Bank as the case may be at the addresses set forth below:


CONTINUING AND UNCONDITIONAL GUARANTY - 102

                  If to Guarantor:          JB Tool, LLC
                                            45000 Highway 93 South
                                            Ronan, Montana 59864
                                            Attention: Matthew Jore
                                            Fax: 406/676-4901

                  With a copy to:           David H. Bjornson
                                            Jore Corporation
                                            45000 Highway 93 South
                                            Ronan, Montana 59864
                                            Fax: 406/676-4901

                  If to Bank:               First Security Bank, N.A.
                                            Post Office Box 7069
                                            Boise, ID  83730
                                            Attention: Corporate Banking
                                            Fax: 208/393-2472

                  With a copy to:           Moffatt, Thomas, Barrett, Rock &
                                               Fields, Chartered
                                            101 S. Capitol Blvd., 10th Floor
                                            Post Office Box 829
                                            Boise, Idaho  83701-0829
                                            Attention: David S. Jensen
                                            Fax:  208/385-5384

The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed given on the earlier of the date of confirmed actual receipt or if sent by personal delivery, on delivery, if sent by facsimile, on transmission, if sent by overnight delivery service, on the next business day, otherwise three
(3) business days after the deposit thereof in the mail. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Bank as provided above in the section titled "Duration of Guaranty."

                           14.5     INTERPRETATION. In all cases where there is
more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor"


CONTINUING AND UNCONDITIONAL GUARANTY - 103 respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Bank" include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Bank to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

                           14.6     WAIVER. Bank shall not be deemed to have
waived any rights under this Guaranty unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Guaranty shall not prejudice or constitute a waiver of Bank's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Bank, nor any course of dealing between Bank and Guarantor, shall constitute a waiver of any of Bank's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Bank is required under this Guaranty, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Bank.

                  EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO BANK AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY." NO FORMAL ACCEPTANCE BY BANK IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

                  THIS GUARANTY IS DATED as of August 19, 1999.

                                               GUARANTOR:


CONTINUING AND UNCONDITIONAL GUARANTY - 104

                                       JB TOOL, LLC


                                                                              By
                                          William J. Powers, Managing Member


                                                                              By
                                          Jeffrey Swartwout, Managing Member


CONTINUING AND UNCONDITIONAL GUARANTY - 105

                                  EXHIBIT 4.1.5

             FORM OF OPINION OF COUNSEL FOR BORROWER AND GUARANTORS


August ___, 1999

First Security Bank, N.A.
Post Office Box 7069
Boise, Idaho  83730

RE:      LOAN BY FIRST SECURITY BANK, N.A. TO JORE CORPORATION

Ladies and Gentlemen:

We are counsel to Jore Corporation, a Montana corporation, (the "Borrower") and __________________, a ___________________ ("JB Tool"). The opinion expressed below is furnished to you in connection with the Credit Agreement (the "Credit Agreement") dated as of August ____, 1999, between the Borrower and First Security Bank, N.A. ("Bank"). This opinion is being delivered pursuant to
Section 4.1.4 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

In rendering the opinions set forth below, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following documents and instruments (the "Loan Documents"):

         1.       The Credit Agreement;

         2.       The Revolving Note;

         3.       The Security Agreement;

         4.       The JB Tool Security Agreement; and

         5. The Mortgage (the "Mortgage") made by Borrower for the benefit of Bank as security for the Revolving Note and describing therein certain real property located at Ronan, Montana (the "Real Property").

We have also reviewed the UCC-1 Financing Statement by the Borrower in favor of the


EXHIBIT 4.1.5

Bank for filing with the Montana Secretary of State (the "Montana Financing Statement"), the UCC-1 Financing Statement by the Borrower in favor of the Bank for recording in the official records of Lake County, Montana (the "Fixture Financing Statement"); the UCC-1 Financing Statement by the JB Tool in favor of the Bank for filing with the Wisconsin Secretary of State (the "Wisconsin Financing Statement"), and the UCC-1 Financing Statement by the Borrower in favor of the Bank for filing with the __________ Secretary of State (the " ______________ Financing Statement" and together with the Montana and Wisconsin Financing Statements and the Fixture Financing Statement, the "Financing Statements").

Based on the foregoing, I am of the opinion that:

         1. The Borrower was incorporated under the Montana Business Corporation Act and exists in good standing under the laws of the State of Montana.

         2. The Borrower is authorized or qualified to do business in Montana, __________, and all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

         3. The Borrower has power and authority under the Montana Business Corporation Act and all necessary material licenses, permits, and authorizations to own its properties and to conduct its business in the manner and at the locations as represented to Bank by Borrower.

         4. The Borrower has power and authority under the Montana Business Corporation Act to execute and deliver the Loan Documents and the Financing Statements and perform its obligations thereunder.

         5. The Borrower has authorized the execution and delivery of the Loan Documents and the Financing Statements and the performance of its obligations thereunder by all requisite action under the Montana Business Corporation Act.

         6. Each Loan Document constitutes a valid and legally binding obligation of the Borrower enforceable against Borrower in accordance with its terms.

         7. Neither the execution and delivery of the Loan Documents by the Borrower nor the performance of its obligations thereunder (i) violates the Borrower's articles of incorporation or bylaws or any applicable provisions of statutory law or regulation, or (ii) results in the material breach of or constitutes a material default under any existing indenture or loan, credit, or other agreement or instrument to which the


EXHIBIT 4.1.5

Borrower is a party or by which it or its property is bound or affected.

         8. The Security Agreement is in a form sufficient to create a valid security interest under Article 9 of the Uniform Commercial Code as adopted in the state of Montana (the "Montana UCC") in those items and types of Collateral (as such term is defined in the Security Agreement) that are subject to the provisions of Article 9 of the __________ UCC and under
Article 9 of the Uniform Commercial Code as adopted in the state of __________ (the "__________ UCC") in those items and types of Collateral that are subject to the provisions of Article 9 of the __________ UCC (the "UCC Collateral") as security for the payment of the Obligations.

         9. The Montana Financing Statement is in proper form for filing in the state of Montana. The __________ Financing Statement and the Fixture Financing Statement are in proper form for filing in the state of __________. The due filing and indexing of the Financing Statements among the financing statements records of the office of the Secretary of State of Montana, the Office of the __________________ of Lake County, Montana, and the Secretary of State of the State of __________ (the "Filing Offices") will be sufficient to perfect the security interest created by the Security Agreement in those items and types of the UCC Collateral in which a security interest may be perfected by the filing of a financing statement in the state of Montana under the Montana UCC or the state of __________ under the __________ UCC. No further filing or refiling or any other action is necessary under the UCC to perfect or maintain such perfection, except that a continuation statement must be filed within the period of six months prior to the expiration of five years from the date of each original filing and within the period of six months prior to the expiration of each succeeding period of five years from the date of such original filing to maintain the effectiveness of the filings referred to in this paragraph.

         10. The Mortgage is in a form sufficient to create a valid Mortgage lien on the Real Property under Montana law. The recording of the Mortgage in the official records of Lake County, Montana, is the only filing or recording necessary to give constructive notice of the lien created by the Mortgage to subsequent purchasers and mortgagees of the Real Property. No other recordation, filing, re-recording or refiling is necessary in order to maintain the validity or priority of the lien created by the Mortgage.

         11. JB Tool was incorporated under the Wisconsin Business Corporation Act and exists in good standing under the laws of the State of Wisconsin.

         12. JB Tool is authorized or qualified to do business in Wisconsin, __________, and all other jurisdictions in which the nature of the business conducted by


EXHIBIT 4.1.5
it makes such qualification necessary.

         13. JB Tool has power and authority under the Wisconsin Business Corporation Act and all necessary material licenses, permits, and authorizations to own its properties and to conduct its business in the manner and at the locations as represented to Bank by JB Tool.

         14. JB Tool has power and authority under the Wisconsin Business Corporation Act to execute and deliver the Loan Documents and the Financing Statements and perform its obligations thereunder.

         15. JB Tool has authorized the execution and delivery of the Loan Documents and the Financing Statements and the performance of its obligations thereunder by all requisite action under the Wisconsin Business Corporation Act.

         16. The JB Tool Security Agreement constitutes a valid and legally binding obligation of JB Tool enforceable against JB Tool in accordance with its terms.

         17. Neither the execution and delivery of the JB Tool Security Agreement by JB Tool nor the performance of its obligations thereunder (i) violates JB Tool's articles of incorporation or bylaws or any applicable provisions of statutory law or regulation, or (ii) results in the material breach of or constitutes a material default under any existing indenture or loan, credit, or other agreement or instrument to which JB Tool is a party or by which it or its property is bound or affected.

         18. The JB Tool Security Agreement is in a form sufficient to create a valid security interest under Article 9 of the Uniform Commercial Code as adopted in the state of Wisconsin (the "Wisconsin UCC") in those items and types of Collateral (as such term is defined in the Security Agreement) that are subject to the provisions of Article 9 of the Wisconsin UCC and under Article 9 of the Uniform Commercial Code as adopted in the state of __________ (the "__________ UCC") in those items and types of Collateral that are subject to the provisions of Article 9 of the __________ UCC (the "UCC Collateral") as security for the payment of the Obligations.

         19. The Wisconsin Financing Statement is in proper form for filing in the state of Wisconsin. The due filing and indexing of the Wisconsin Financing Statement among the financing statements records of the office of the Secretary of State of Wisconsin, the Office of the __________________ of __________ County, Wisconsin, and the Secretary of State of the State of
__________ (the "Filing Offices") will be sufficient to perfect the security interest created by the JB Tool Security Agreement in those items and


EXHIBIT 4.1.5
types of the UCC Collateral in which a security interest may be perfected by the filing of a financing statement in the state of Wisconsin under the Wisconsin UCC or the state of __________ under the __________ UCC. No further filing or refiling or any other action is necessary under the UCC to perfect or maintain such perfection, except that a continuation statement must be filed within the period of six months prior to the expiration of five years from the date of each original filing and within the period of six months prior to the expiration of each succeeding period of five years from the date of such original filing to maintain the effectiveness of the filings referred to in this paragraph.

I confirm that there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Borrower or against any of its properties or revenues that, if adversely determined, could be reasonably expected to have a material adverse effect on the business operations, property, or financial condition of the Borrower taken as a whole.


EXHIBIT 4.1.5

                                 EXHIBIT 4.1.11

                          FORM OF LETTER TO ACCOUNTANTS


                            [LETTERHEAD OF BORROWER]

[name and address of accountants]

Ladies and Gentlemen:

         We instruct you to send to First Security Bank, N.A. ("Bank") all financial statements (whether preliminary or final), and all reports that are prepared as a result of any audit or other review of our operations, finances or internal controls, specifically including any reports dealing with improper accounting practices, defalcations, financial reporting errors or misstatements or fraud perpetrated on us or by any of our employees or agents. We further instruct you to meet with Bank, upon Bank's request, to discuss such financial statements and any questions regarding the same.

         All of the foregoing must be sent to Bank prior to or contemporaneously with such reports being sent to us.

         One of the principal purposes of the audited financial statements that you may be asked to prepare is to provide Bank with information regarding our financial condition.

         These instructions may only be revoked by a writing signed by an officer of Bank.

         Thank you.

JORE CORPORATION


By
     Its


EXHIBIT 4.1.11

                                   EXHIBIT 5.5

                                   LITIGATION


1. THE STANLEY WORKS AND JORE CORPORATION V. BLACK & DECKER -- please see a complete description of this litigation in the Amended Form S-1.

2. RASBERRY, ET AL. V. JORE CORPORATION -- John Rasberry and various of his business entities have brought an action against Jore Corporation for the payment of certain fees due under a settlement agreement in substance relating to printing services performed by Mr. Rasberry and his affiliated companies. Jore Corporation terminated the settlement agreement, asserting a breach by Mr. Rasberry in several regards, the most important of which was the poor quality of the printing products produced by Mr. Rasberry. Jore Corporation takes quality very seriously and its customers insist on the best quality for its packaging. Mr. Rasberry did not maintain equipment of sufficient technological advancement or quality to produce the type of quality required. Jore Corporation believes that it will ultimately prevail completely in this litigation and, accordingly, the litigation is not disclosed in financial statements of the Company or in the Form S-1. Mr. Rasberry's claims approximate $200,000 to $300,000, although he has been quoted by third parties as claiming to have a $15 million to $18 million dollar claim. Although this litigation does not satisfy the standard of section 5.5 of the Credit Agreement, in that neither the Company nor its counsel believes that such litigation will "materially adversely affect the financial condition, operations, properties, or business of the [company] or the ability of the [company] to perform its obligations under the Loan Documents," the Company wishes to disclose the litigation to First Security Bank in connection with the closing of the new loan facility. There is no other current litigation.

                                  EXHIBIT 7.10

                             EMPLOYEE BENEFIT PLANS

                  Jore Corporation 401K Plan
                  Jore Corporation Flexible Benefits
                  Plan Jore Corporation Cafeteria Plan that includes:
                           Health Insurance
                           Dental Insurance
                           Voluntary Life Insurance
                           Short-Term and Long-Term Disability Insurance


EXHIBIT 7.10